UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 8, 2019

Video River Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 0-30786	87-0627349
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, CA 90501
(Address of principal executive offices) (Zip Code)

(310) 895-1839
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This report and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. Factors that could cause our actual results of operations and financial condition to differ materially are discussed in greater detail under Risk Factors section of this report.

We caution that the factors described herein and other factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

The Preferred Shares Purchase and Related Transactions

The Preferred Shares Purchase Agreement

As previously disclosed on our Form 10-K for the year ended June 30, 2019 filed with the Securities and Exchange Commission, on November 26, 2019, on October 29, 2019, the company sold one (1) Special 2019 series A preferred share (one preferred share is convertible 150,000,000 share of common stocks) of the company for an agreed upon purchase price to Community Economic Development Capital LLC, a California limited liability company. The Special preferred share controls 60% of the company’s total voting rights. The issuance of the preferred share to Community Economic Development Capital LLC gave to Community Economic Development Capital LLC, the controlling vote to control and dominate the affairs of the company going forward.

Pursuant to the sale of this Special 2019 series A preferred share to CED Capital, all of the company’s officers resigned and Mr. Frank I Igwealor, JD, CPA, CMA, CFM was elected the Ptenant and Chief Executive Officer, Chief Financial Officer, and Company Secretary of the company.  Mr. Igwealor and Ms. Patience C. Ogbozor were also elected as new directors of the Company.

Following the completion of above mentioned transactions, the company pivoted the business model of NIHK to become a specialty real estate holding company for specialized assets including hemp and cannabis farms, dispensaries, CBD related commercial facilities, industrial and commercial real estate, and other real estate related services to the CBD and the legal cannabis industry.  Because our principal is a California Real Estate Broker, NIHK will become a leader in providing real estate focused on hemp and cannabis growth, to the public markets.

Furthermore, we are now, an internally-managed real estate holding company focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated state-licensed cannabis facilities. We plan to acquire our properties through sale-leaseback transactions and third-party purchases. We expect to lease our properties on a triple-net lease basis, where the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term, including structural repairs, maintenance, taxes and insurance.

We plan to conduct our business through a traditional umbrella partnership real estate holding company, in which our properties are owned by our Operating Partnership, directly or through subsidiaries. We shall be the sole general partner of our Operating Partnership and own, directly or through a subsidiary, 100% of the limited partnership interests in our Operating Partnership. Our property acquisitions would target all the states where medical-use marijuana has been legalized.

Lock-Up/Leak-Out Agreements

Each Shareholder that receives 100,000 or more shares of our Common Stock pursuant to this change of control, will execute 2-year lock-up/leak-out agreement with us which will provide that their shares will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred, except that, beginning one year after the date of the closing of the conversion, such Shareholder will be permitted to sell up to 3% of the shares of our Common Stock he or she received in any given 90 day period. All lock-up/leak-out restrictions will expire 24 months after the closing of the conversion.

The foregoing description of the Preferred Shares Purchase Agreement does not purport to be complete and is qualified in its entirety by the Preferred Shares Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

FORM 10 INFORMATION

BUSINESS

Background/Description of Video River Networks’ Business Prior to the Preferred Shares Purchase.

Video River Networks, Inc. (“NIHK”), previously known as Nighthawk Systems Inc., a Nevada corporation (OTC: NIHK), (the “Company”) used to be a provider of wireless and IP-based control solutions for the utility and hospitality industries. Since 2002, the Company’s Power Controls Division has used wireless technology to control both tenantial utility meters and remote, mission-critical devices. The Set Top Box Division, acquired in October 2007, enables hotels to provide in-room high definition television (“HDTV”) broadcasts, integrated with video-on-demand, and customized guest services information.

Acquisition of Share by Community Economic Development Capital LLC

On October 29, 2019, the company sold one (1) Special 2019 series A preferred share (one preferred share is convertible 150,000,000 share of common stocks) of the company for an agreed upon purchase price to Community Economic Development Capital LLC, (“CED Capital”) a California limited liability company. The Special preferred share controls 60% of the company’s total voting rights. The issuance of the preferred share to Community Economic Development Capital LLC gave to Community Economic Development Capital LLC, the controlling vote to control and dominate the affairs of the company going forward.

Pursuant to the sale of this Special 2019 series A preferred share to CED Capital, all of the company’s officers resigned and Mr. Frank I Igwealor, JD, CPA, CMA, CFM was elected the Ptenant and Chief Executive Officer, Chief Financial Officer, and Company Secretary of the company.  Mr. Igwealor and Ms. Patience C. Ogbozor were also elected as new directors of the Company.

Description of Community Economic Development Capital LLC

GENERAL

Community Economic Development Capital LLC (“CEDC” or “CED Capital”) was founded through collaboration between two community-based organizations, as a California social enterprise formed on March 22, 2019.  CED Capital was founded to (1) promote and preserve affordable housing and economic development across urban neighborhoods in the United States; and (2) to be specialty real estate holding company for specialized assets including hemp and cannabis farms, dispensaries, CBD related commercial facilities, industrial and commercial real estate, and other real estate related services to the CBD and the legal cannabis industry.  To achieve its objectives, CED Capital owns, operates, acquires, renovates, develops, redevelops, disposes of, and manages specialized assets including hemp and cannabis farms, dispensaries, CBD related commercial facilities, industrial and commercial real estate, affordable housing and rental property and multi-family properties both on our own and through our investment management platform.  We focus primarily on commercial and multifamily properties located in urban and high-density suburban markets throughout the United States. Our real estate platform is internally managed with primarily focused on: (1) the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated state-licensed cannabis facilities; and (2) ownership, operation and development of multi-family affordable housing properties.

We endeavor to provide a richly diverse work environment that employs the highest performers, cultivates the best ideas and creates the widest possible platform for success.  We are committed to elevating and supporting the core values of diversity and inclusion, “Total Well-Being” (which brings together physical, financial, career, social and community well-being into a cohesive whole), and environmental, social and governance (“ESG”), which includes sustainability and social responsibility, by actively engaging in these areas.  Each member of the executive team maintains an annual goal related to these core values, which is evaluated by the Company’s Board of Trustees.  Our goal is to create and sustain an inclusive environment where diversity will thrive, employees will want to work and tenants will want .  We are committed to providing our employees with encouragement, guidance, time and resources to learn and apply the skills required to succeed in their jobs.  We provide many classroom and on-line training courses to assist our employees in interacting with prospects and tenants as well as extensive training for our customer service specialists in maintaining our properties and improvements, equipment and appliances.  We actively promote from within and many senior corporate and property leaders have risen from entry level or junior positions.  We monitor our employees’ engagement by surveying them annually and find most employees say they are proud to work at the Company, value one another as colleagues, believe in our mission and values and feel their skills meet their job requirements.

We have a commitment to sustainability and consider the environmental impacts of our business activities.  Sustainability and social responsibility are key drivers of our focus on creating the best properties for tenants to operate, work and play.  We have a dedicated in-house team that initiates and applies sustainable practices in all aspects of our business, including investment activities, development, property operations and property management activities.  With its high density, multifamily housing is, by its nature, an environmentally friendly property type.  Our recent acquisition and development activities have been primarily concentrated in pedestrian-friendly urban and close-in suburban locations near public transportation.  When developing and renovating our properties, we strive to reduce energy and water consumption by investing in energy saving technology while positively impacting the experience of our tenants and the value of our assets.  We continue to implement a combination of irrigation, lighting, HVAC and renewable energy improvements at our properties that will reduce energy and water consumption.  For 2019, we continue to have an express company-wide goal  for Total Well-Being, which includes  enhanced ESG efforts.  Employees, including our executives, will have their performance against our various  Total Well - Being  goals evaluated as part of our annual performance review process.

Our Real Estate investment professionals are responsible for selecting, evaluating, structuring, diligencing, negotiating, executing, managing and exiting investments, as well as pursuing operational improvements and value creation. After an initial screening process during which the investment team evaluates general business and market investment criteria, the investment team conducts a more detailed underwriting, evaluation and diligence of the investment. The regional investment teams meet once a week to discuss investments under various stages of review. Our real estate operation has one global investment review process to consider and approve all investments. The relevant team of investment professionals (i.e., the deal team) generally submits a proposed transaction for review and approval by a review or investment committee depending on the size, region and type of investment. Our investment and review committees are composed of senior leaders of the firm and select senior managers, including individuals based on the location and sector of the proposed transaction.  Considerations that the investment and review committees take into account when evaluating an investment include the quality of the business or asset in which the fund proposes to invest, likely exit strategies, factors that could reduce the value of a business or asset upon sale, environmental, social and governance, issues and macroeconomic trends in the relevant geographic region.

We acquire our commercial properties through sale-leaseback transactions and third-party purchases. We lease our properties on a triple-net lease basis, where the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term, including structural repairs, maintenance, taxes and insurance.  On both our specialized assets and affordable housing, we conduct our business through a traditional umbrella partnership real estate holding company, in which our properties are owned by our Operating Partnership, directly or through subsidiaries. We are the sole general partner of our Operating Partnership and own, directly or through a subsidiary, 100% of the limited partnership interests in our Operating Partnership. Our affordable housing targets multifamily properties in urban neighborhoods while our specialized property acquisitions target all the states where medical-use marijuana has been legalized.

Our value is primarily derived from our ownership in income producing real estate assets as well as management's track record of producing attractive returns on its investments.  In addition to our income producing real estate, we engage in development, redevelopment and value add initiatives through which we enhance cash flows or reposition asset to increase value.

As of December 10, 2019 the Company had approximately 4 employees who provided real estate operations, leasing, legal, financial, accounting, acquisition, disposition, development and other support functions.

         Our corporate office is located at 370 Amapola Ave., Suite 200A, Torrance, California 90501. Our telephone number is (310) 895-1839.

Our Business Objectives and Growth Strategies

Our principal business objective is to maximize stockholder returns through a combination of (1) distributions to our stockholders, (2) sustainable long-term growth in cash flows from increased rents, which we hope to pass on to stockholders in the form of increased distributions, and (3) potential long-term appreciation in the value of our properties from capital gains upon future sale. Our primary strategy to achieve our business objective is to acquire and own a portfolio of specialized industrial properties, including medical-use cannabis facilities leased to tenants holding the requisite state licenses to operate in the regulated medical-use cannabis industry. This strategy includes the following components:



Owning Specialized Industrial Properties and Related Real Estate Assets for Income.  We intend to primarily acquire medical-use cannabis facilities from licensed growers who will continue their cultivation operations after our acquisition of the property. We expect to hold acquired properties for investment and to generate stable and increasing rental income from leasing these properties to licensed growers.



Owning Specialized Industrial Properties and Related Real Estate Assets for Appreciation.  We intend to primarily lease our acquired properties under long-term, triple-net leases. However, from time to time, we may elect to sell one or more properties if we believe it to be in the best interests of our stockholders. Accordingly, we will seek to acquire properties that we believe also have potential for long-term appreciation in value.



Expanding as Additional States Permit Medical-Use Cannabis Cultivation and Production.  We intend to acquire properties in the United States, with a focus on states that permit cannabis cultivation for medical use. As of June 30, 2019, we owned properties in nine states, and we expect that our acquisition opportunities will continue to expand as additional states legalize medical-use cannabis and license new cultivators.

	Affordable Housing. Our motto is: “acquiring distressed/troubled properties, securing generous government subsidies, empowering low-income families, and generating above-market returns to investors.”
	Preserving Financial Flexibility on our Balance Sheet. We intend to focused on maintaining a conservative capital structure, in order to provide us flexibility in financing our growth initiatives.

We believe an intense focus on operations is necessary to realize consistent, sustained earnings growth. Ensuring tenants’ satisfaction, increasing rents as market conditions allow, maximizing rent collections, maintaining property occupancy at optimal levels, and controlling operating costs comprise our principal strategies to maximize property financial results. We believe a web-based property management and revenue management systems strengthen on-site operations and allow us to quickly adjust rental rates as local market conditions change. Lease terms are generally staggered based on vacancy exposure by property type so lease expirations are matched to each property's seasonal rental patterns. We generally offer leases ranging from twelve to fifteen months with individual property marketing plans structured to respond to local market conditions. In addition, we conduct ongoing customer service surveys to help ensure timely response to tenants' changing needs and a high level of satisfaction.

Our Target Markets

       Our affordable housing target market is focused on urban and suburban neighborhoods in California, Nevada and Maryland and other highly urbanized states.

Our specialized assets target markets include states that permit cannabis cultivation for medical use. As of June 30, 2019, we owned zero properties located in Arizona, Colorado, Illinois, Maryland, Massachusetts, Michigan, Minnesota, New York and Pennsylvania. According to the National Conference of State Legislatures, as of June 30, 2019, 33 states and the District of Columbia have legalized cannabis for medical use.

Although these states have approved the medical use of cannabis, the applicable state and local laws and regulations vary widely. For example, most states' laws allow commercial production and sales through dispensaries and set forth rigorous licensing requirements; in other states the licensing rules are unclear. In some states, dispensaries are mandated to operate on a not-for-profit basis. Some states permit home cultivation activities. The states also differ on the form in which cannabis can be sold. For example, some states do not permit cannabis-infused products such as concentrates, edibles and topicals, while other states ban smoking cannabis.

 In addition, we expect other factors will be important in the development and growth of the medical-use cannabis industry in the United States, including the timeframes for developing regulations and issuing licenses in states that recently passed laws allowing for medical-use cannabis, and continued legislative authorization of medical-use cannabis at the state level. Progress in the regulated medical-use cannabis industry, while encouraging, is not assured and any number of factors could slow or halt progress in this area.

We believe we are well positioned in our current markets and have the expertise to take advantage of new opportunities as they arise. These capabilities, combined with what we believe is a conservative financial structure, should allow us to concentrate our growth efforts toward selective opportunities to enhance our strategy of having a geographically diverse portfolio of assets which meet the requirements of our tenants.

We continue to operate in our core markets which we believe provides an advantage due to economies of scale. We believe, where possible, it is best to operate with a strong base of properties in order to benefit from the personnel allocation and the market strength associated with managing multiple properties in the same market. However, consistent with our goal of generating sustained earnings growth, we intend to selectively dispose of properties and redeploy capital for various strategic reasons, including if we determine a property cannot meet our long-term earnings growth expectations.

We try to maximize capital appreciation of our properties by investing in markets characterized by conditions favorable to multifamily property appreciation. These markets generally feature the following:

•	Strong economic growth leading to household formation and job growth, which in turn should support higher demand for our properties; and

•	An attractive quality of life, which may lead to higher demand and retention for our properties and allow us to more readily increase rents.

Subject to market conditions, we intend to continue to seek opportunities to develop new communities, and to redevelop, reposition and acquire existing communities. We also intend to evaluate our operating property and land development portfolio and plan to continue our practice of selective dispositions as market conditions warrant and opportunities arise.

We expect to maintain a strong balance sheet and preserve our financial flexibility by continuing to focus on our core fundamentals which currently are generating positive cash flows from operations, maintaining appropriate debt levels and leverage ratios, and controlling overhead costs. We intend to meet our near-term liquidity requirements through a combination of one or more of the following: cash flows generated from operations, draws on our unsecured credit facility or other short-term borrowing, the use of debt and equity offerings under Reg A+ offering statement, proceeds from property dispositions, other unsecured borrowings, or secured mortgages.

Maintaining a Diversified Portfolio and Allocating Capital to Accretive Investment Opportunities. We believe greater portfolio diversification, as defined by geographic concentration, location within a market (i.e., urban or suburban) and property quality (i.e., A or B), reduces the volatility of our same-store growth throughout the real estate cycle, appeals to a wider renter and investor audience and lessens the market risk associated with owning a homogenous portfolio.

We are focused on increasing our presence in markets with favorable job formation, high propensity to rent, low single-family home affordability, and a favorable demand/supply ratio for multifamily housing. Portfolio investment decisions consider internal analyses and third-party research

Our operating focus is on balancing occupancy and rental rates to maximize our revenue while exercising tight cost control to generate the highest possible return to our shareholders.  Revenue is maximized by attracting qualified prospects to our properties, cost-effectively converting these prospects into new tenants and keeping our tenants satisfied so they will renew their leases upon expiration.  While we believe that it is our high-quality, well-located assets that bring our customers to us, it is the customer service and superior value provided by our on-site personnel that keeps them renting with us and recommending us to their friends.

We use technology to engage our customers in the way that they want to be engaged.  Many of our tenants utilize our web-based tenant portal and app which allows them to sign and renew their leases, review their accounts and make payments, provide feedback and make service requests on-line or with mobile devices.

Market Opportunity

The Industrial Real Estate Sub-Market

The industrial real estate sub-market continues to perform well in this real estate cycle. According to CBRE Group, Inc., the U.S. industrial property vacancy rate declined to 4.3% in the fourth quarter of 2018, reflecting the 35th consecutive quarter of positive net absorption. Nearly 30.0 million square feet of industrial real estate were absorbed in 2018, which resulted in the highest net asking rents since CBRE Group, Inc. began tracking this metric in 1989.

We believe this supply/demand dynamic creates significant opportunity for owners of industrial facilities, particularly those focused on niche categories, as options are limited for tenants requiring specialized buildings. We intend to capitalize on this opportunity by purchasing specialized industrial real estate assets that are critical to the medical-use cannabis industry.

The Regulated Medical-Use Cannabis Industry

Overview

We believe that a convergence of changing public attitudes and increased legalization momentum in various states toward regulated medical-use cannabis creates an attractive opportunity to invest in the industrial real estate sector with a focus on regulated medical-use cannabis facilities. We also believe that the increased sophistication of the regulated medical-use cannabis industry and the development of strong business, operational and compliance practices have made the sector more attractive for investment. Increasingly, state-licensed, medical-use cannabis cultivation and processing facilities are becoming sophisticated business enterprises that use state-of-the-art technologies and well-honed business and operational processes to maximize product yield and revenues. Additionally, medical-use cannabis growers and dispensers have developed a growing portfolio of products into which they are able to incorporate legal medical-use cannabis in a safe and appealing manner.

In the United States, the development and growth of the regulated medical-use cannabis industry has generally been driven by state law and regulation, and accordingly, the market varies on a state-by-state basis. State laws that legalize and regulate medical-use cannabis allow patients to consume cannabis for medicinal reasons with a doctor's recommendation, subject to various requirements and limitations. States have authorized numerous medical conditions as qualifying conditions for treatment with medical-use cannabis, which vary significantly from state to state and may include, among others, treatment for cancer, glaucoma, HIV/AIDs, wasting syndrome, pain, nausea, seizures, muscle spasms, multiple sclerosis, post-traumatic stress disorder (PTSD), migraines, arthritis, Parkinson's disease, Alzheimer's, lupus, residual limb pain, spinal cord injuries, inflammatory bowel disease and terminal illness. As of June 30, 2019, 33 states, plus the District of Columbia, have passed laws allowing their citizens to use medical cannabis.

We believe that the following conditions, which are described in more detail below, create an attractive opportunity to invest in industrial real estate assets that support the regulated medical-use cannabis industry:

	significant industry growth in recent years and expected continued growth;

	a shift in public opinion and increasing momentum toward the legalization of medical-use cannabis under state law; and



limited access to capital by industry participants in light of risk perceived by financial institutions of violating federal laws and regulatory guidelines for offering banking services to cannabis-related businesses.

Industry Growth and Trends

According to Arcview Market Research, sales of state-legal cannabis in the United States grew to $8.6 billion in 2017, including $5.9 billion of medical-use cannabis sales, and are expected to reach $22.2 billion by 2022.

According to ProCon.org, a non-profit organization, as of May 2018, over 2.1 million people used or were registered to use state-legalized medical cannabis in the United States, taking data available from the 26 states and Washington, D.C. that had implemented their medical cannabis programs as of that date. As the industry continues to evolve, new ways to consume medical-use cannabis are being developed in order for patients to have the treatment needed for their condition in a safe and appealing manner. In addition to smoking and vaporizing of dried leaves, cannabis can be incorporated into a variety of edibles, pills, spray products, transdermal patches and topicals, including salves, ointments, lotions and sprays with low or high levels of delta-9-tetrahydrocannabinol (“THC”), the principal psychoactive constituent of the cannabis plant.

As with any nascent but growing industry, operational and business practices evolve and become more sophisticated over time. We believe that the quality and experience of industry participants and the development of sound business, operational and compliance practices have strengthened significantly over time, increasing the attractiveness for investment in the regulated medical-use cannabis industry.

Shifting Public Attitudes and State Law and Legislative Activity

We believe that the growth of the regulated medical-use cannabis industry has been fueled, in part, by the rapidly changing public attitudes in the United States. A 2018 poll by Quinnipiac University found that 93% of Americans support patient access to medical-use cannabis, if recommended by a doctor.

As of June 30, 2019, 33 states, plus the District of Columbia, have passed laws allowing their citizens to use medical cannabis. The first state to permit the use of cannabis for medicinal purposes was California in 1996, upon adoption of the Compassionate Care Act. The law allowed doctors to recommend cannabis for serious medical conditions and patients were permitted to use, possess and grow cannabis themselves. Several other states adopted medical-use cannabis laws in 1998 and 1999, and the remaining medical-use cannabis states adopted their laws on various dates through 2018.

Following the approval of medical-use cannabis, state programs must be developed and businesses must be licensed before commencing cannabis sales. Some states have developed the necessary procedures and licensing requirements quickly, while other states have taken years to develop their programs for production and sales of cannabis. Even where regulatory frameworks for medical-use cannabis production and sales are in place, states tend to revise these rules over time. These revisions often impact sales, making it difficult to predict the potential of new markets. States may restrict the number of medical-use cannabis businesses permitted, restrict the method by which medical cannabis can be consumed, limit the medical conditions that are eligible for cannabis treatment or require registration of doctors and/or patients, each of which can limit growth of the medical-use cannabis industry in those states. Alternatively, states may relax their initial regulations relating to medical-use cannabis production and sales, which would likely accelerate growth of the medical-use cannabis industry in such states.

Access to Capital

To date, the status of state-licensed cannabis under federal law has significantly limited the ability of state-licensed industry participants to fully access the U.S. banking system and traditional financing sources. These limitations, when combined with the high costs of maintaining licensed and stringently regulated medical-use cannabis facilities (including meeting extensive zoning requirements), substantially increase the cost of production. While future changes in federal and state laws may ultimately open up financing options that have not been available to date in this industry, we believe that such changes, if they do occur, will take time, thereby creating an opportunity over the next few years to provide our sale-leaseback and other real estate solutions to state-licensed industry participants that have limited access to traditional financing sources.

Market Opportunity and Associated Risks

We focus on purchasing specialized industrial real estate assets for the regulated medical-use cannabis industry, with emphasis on properties that we believe also have potential for long-term appreciation in value. We believe that our sale-leaseback and other real estate solutions offer an attractive alternative to state-licensed medical-cannabis cultivators who have limited access to traditional financing alternatives. We have acquired and intend to continue to acquire medical-use cannabis facilities in states that permit medical-use cannabis cultivation.

 The U.S. economic outlook for 2020 remains positive, with consumer and business confidence remaining high. However, a number of important factors will continue to play a large role in the performance of real estate in 2020, including the future direction of interest rates, upward inflationary pressures, and the effect on the US economy from the on-going US trade war with China.

Notwithstanding the foregoing market opportunity and trends, and despite legalization at the state level, we continue to believe that the current state of federal law creates significant uncertainty and potential risks associated with investing in medical-use cannabis facilities, including but not limited to potentially heightened risks related to the use of such facilities for adult-use cannabis operations, if a state passes such laws. For a more complete description of these risks, see the sections "Risks Related to Regulation" and "Business — Governmental Regulation" under Item 1A, "Risk Factors."

STRATEGY

Portfolio Management

Our portfolio management strategy involves the allocation of investment capital to enhance rent growth and increase long-term capital values through portfolio design, emphasizing land value as well as location and submarket. We target geographic diversification in our portfolio in order to reduce the volatility of our rental revenue and to reduce the risk of undue concentration in any particular market. Similarly, we seek price point diversification by owning communities that offer propertie homes at rents below those asked by competitive new building supply.

As part of our portfolio strategy, we seek to sell up to 10% of our portfolio annually and to reinvest the proceeds from such sales in accretive uses such as capital enhancements, redevelopments, limited development and selective acquisitions with projected Free Cash Flow internal rates of return higher than expected from the communities being sold.

Investment Management

Our investment management platform utilizes a number of different investment vehicles for which we provide acquisition, asset management, financing, and other investment-related services, and typically includes a co-investment from us. We usually provide investment management services on our consolidated investment portfolio as well as investments with strategic partners many of whom have separate account agreements with us. Through our fund management business we have two active closed end funds seeking to generate attractive, risk adjusted returns.

Acquisitions and Dispositions

Acquisitions and developments may be financed from various sources of capital, which may include retained cash flow, issuance of additional equity and debt, sales of properties and joint venture arrangements.  In addition, the Company may acquire properties in transactions that include Operating Partnership (OP) Units as consideration for the acquired properties.  Such transactions may, in certain circumstances, enable the sellers to defer, in whole or in part, the recognition of taxable income or gain that might otherwise result from the sales.

When evaluating potential acquisitions, we consider a wide variety of factors, including:

	whether it is located in a high barrier-to-entry market;
	population growth, cost of alternative housing, overall potential for economic growth and the tax and regulatory environment of the community in which the property is located;

	geographic location, including proximity to jobs, entertainment, transportation, and our existing communities which can deliver significant economies of scale;
	construction quality, condition and design of the property;

	current and projected cash flow of the property and the ability to increase cash flow;
	ability of the property’s projected cash flows to exceed our cost of capital;

	potential for capital appreciation of the property;
	ability to increase the value and profitability of the property through operations and redevelopment;
	terms of resident leases, including the potential for rent increases;

	occupancy and demand by tenants for properties of a similar type in the vicinity;
	prospects for liquidity through sale, financing, or refinancing of the property; and

	competition from existing multifamily communities and the potential for the construction of new multifamily properties in the area.

Our Acquisition Process and Underwriting Criteria

We identify property acquisition opportunities primarily through relationships developed over time by our officers with former borrowers, current joint venture partners, real estate investors and brokers. We are interested in acquiring the following types of properties:

• Class B or better properties with strong and stable cash flows in markets where we believe there exists opportunity for rental growth and further value creation;

• Class B or better properties that offer significant potential for capital appreciation through repositioning or rehabilitating the asset to drive rental growth;

• properties available at opportunistic prices providing an opportunity for a significant appreciation in value; and

• development of Class A properties in markets where we believe we can generate significant returns from the operation and if appropriate, sale of the development.

We regularly monitor our assets to increase the quality and performance of our portfolio. Factors we consider in deciding whether to dispose of a property include:

	current market price for an asset compared to projected economics for that asset;
	potential increases in new construction in the market area;

	areas with low job growth prospects;
	markets where we do not intend to establish a long-term concentration; and

	operating efficiencies.

Additionally, as part of our strategy, the Company purchases properties at various stages of occupancy and completion and may acquire land parcels to hold and/or sell as well as options to buy more land in the future.  The Company may also seek to acquire properties by providing mezzanine financing/equity and/or purchasing defaulted or distressed debt that encumbers desirable properties.

The Company has done an extensive positioning planning of its portfolio into urban and highly walkable, close-in suburban communities.  The Company targets properties and primarily located in markets and submarkets it believes will remain attractive long-term because they are primarily located in the urban and high-density suburban areas noted above.

We endeavor to provide a richly diverse work environment that employs the highest performers, cultivates the best ideas and creates the widest possible platform for success.  We are committed to elevating and supporting the core values of diversity and inclusion, “Total Well-Being” (which brings together physical, financial, career, social and community well-being into a cohesive whole), and environmental, social and governance (“ESG”), which includes sustainability and social responsibility, by actively engaging in these areas.  Each member of the executive team maintains an annual goal related to these core values, which is evaluated by the Company’s Board of Trustees.  Our goal is to create and sustain an inclusive environment where diversity will thrive, employees will want to work and tenants will want .  We are committed to providing our employees with encouragement, guidance, time and resources to learn and apply the skills required to succeed in their jobs.  We provide many classroom and on-line training courses to assist our employees in interacting with prospects and tenants as well as extensive training for our customer service specialists in maintaining our properties and improvements, equipment and appliances.  We actively promote from within and many senior corporate and property leaders have risen from entry level or junior positions.  We monitor our employees’ engagement by surveying them annually and find most employees say they are proud to work at the Company, value one another as colleagues, believe in our mission and values and feel their skills meet their job requirements.

We have a commitment to sustainability and consider the environmental impacts of our business activities.  Sustainability and social responsibility are key drivers of our focus on creating the best properties for tenants operate, work and play.  We have a dedicated in-house team that initiates and applies sustainable practices in all aspects of our business, including investment activities, development, property operations and property management activities.  With its high density, multifamily housing is, by its nature, an environmentally friendly property type.  Our recent acquisition and development activities have been primarily concentrated in pedestrian-friendly urban and close-in suburban locations near public transportation.  When developing and renovating our properties, we strive to reduce energy and water consumption by investing in energy saving technology while positively impacting the experience of our tenants and the value of our assets.  We continue to implement a combination of irrigation, lighting, HVAC and renewable energy improvements at our properties that will reduce energy and water consumption.  For 2020, we continue to have an express company-wide goal  for Total Well-Being, which includes  enhanced ESG efforts.  Employees, including our executives, will have their performance against our various  Total Well - Being  goals evaluated as part of our annual performance review process.

Buyouts of Joint Venture Partners

From time to time, we acquire our joint venture partner's equity interest in projects and as a result, these properties are wholly-owned by us.

Our Financing Strategy

As part of our plan to finance our activities, we utilize proceeds from debt and equity offerings and refinancing to extend maturities, pay down existing debt, fund development and redevelopment activities, and acquire rental properties.  We use mortgage with reasonable terms on all our acquisitions.

We intend to meet our long-term liquidity needs through cash flow from operations and the issuance of equity and debt securities, including common stock, preferred stock and long-term notes. Where possible, we also may issue limited partnership interests in our Operating Partnership to acquire properties from existing owners seeking a tax-deferred transaction. We expect to issue equity and debt securities at times when we believe that our stock price is at a level that allows for the reinvestment of offering proceeds in accretive property acquisitions. We may also issue common stock to permanently finance properties that were previously financed by debt securities. However, we cannot assure you that we will have access to the capital markets at times and on terms that are acceptable to us. Our ability to access the capital markets and to obtain other financing arrangements is also significantly limited by our focus on serving the medical-use cannabis industry. Our investment guidelines initially provide that our aggregate borrowings (secured and unsecured) will not exceed 50% of the cost of our tangible assets at the time of any new borrowing, subject to our board of directors' discretion.

We may file a shelf registration statement, which would subsequently be declared effective by the SEC, which may permit us, from time to time, to offer and sell common stock, preferred stock, warrants and other securities to the extent necessary or advisable to meet our liquidity needs.

Risk Management

As of December 10, 2019, we owned three properties. We embraced portfolio diversification at acquisitions as our main risk management strategy. We will continue to diversify the investment size and location of our portfolio of properties in order to manage our portfolio-level risk. Over the long term, we intend that no single property will exceed 25% of our total assets and that no single tenant will exceed 30% of our total assets.

We expect that single tenants will occupy our properties pursuant to triple-net lease arrangements in general and, therefore, the success of our investments will be materially dependent on the financial stability of these tenants. We expect the success of our future tenants, and their ability to make rent payments to us, to significantly depend on the projected growth and development of the applicable state market; as many of these state markets have a very limited history, and other state markets are still forming their regulations, issuing licenses and otherwise establishing the market framework, significant uncertainty exists as to whether these markets will develop in the way that we or our future tenants project.

We intend to evaluate the credit quality of our future tenants and any guarantors on an ongoing basis by reviewing, where available, the publicly filed financial reports, press releases and other publicly available industry information regarding our future tenants and any guarantors. In addition, we intend to monitor the payment history data for all of our future tenants and, in some instances, we monitor our future tenants by periodically conducting site visits and meeting with the tenants to discuss their operations. In many instances, we will generally not be entitled to financial results or other credit-related data from our future tenants. See the section "Risks Related to Our Business" under Item 1A, "Risk Factors."

Competition

The current market for properties that meet our investment objectives is limited. In addition, we believe finding properties that are appropriate for the specific use of allowing medical-use cannabis growers may be limited as more competitors enter the market, and as medical-use cannabis growers obtain greater access to alternative financing sources, including but not limited to equity and debt financing sources. We face significant competition from a diverse mix of market participants, including but not limited to, other companies with similar business models, independent investors, hedge funds and other real estate investors, hard money lenders, and cannabis operators themselves, all of whom may compete with us in our efforts to acquire real estate zoned for medical-use cannabis facilities. In some instances, we will be competing to acquire real estate with persons who have no interest in the cannabis industry, but have identified value in a piece of real estate that we may be interested in acquiring.

These competitors may prevent us from acquiring desirable properties or may cause an increase in the price we must pay for properties. Our competitors may have greater financial and operational resources than we do and may be willing to pay more for certain assets or may be willing to accept more risk than we believe can be prudently managed. In particular, larger companies may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may also adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, due to a number of factors, including but not limited to potential greater clarity of the laws and regulations governing medical-use cannabis by state and federal governments, the number of entities and the amount of funds competing for suitable investment properties may increase substantially, resulting in increased demand and increased prices paid for these properties. If we pay higher prices for properties, our profitability may decrease, and you may experience a lower return on our common stock. Increased competition for properties may also preclude us from acquiring those properties that would generate attractive returns to us.

Competitive Strengths

On affordable housing, all of the Company’s targeted properties are located in developed areas that include other properties.  The number of competitive properties in a particular area could have a material effect on the Company’s ability to lease units at its properties and on the rents charged.  The Company may be competing with other entities that have greater resources than the Company and whose managers have more experience than the Company’s managers.  In addition, other forms of rental properties provide alternatives to potential renters of our properties.  See Item 1A, Risk Factors ,for additional information with respect to competition.

We believe that, in general, we are well-positioned to compete effectively for tenants and investments. We believe our competitive advantages include:

	a fully integrated organization with property management, development, redevelopment, acquisition, marketing, sales and financing expertise;
	scalable operating and support systems, which include automated systems to meet the changing electronic needs of our residents and to effectively focus on our Internet marketing efforts;
	access to sources of capital;
	geographic diversification with a presence in markets across the country; and

	significant presence in many of our major markets that allows us to be a local operating expert.

Moving forward, we will continue to optimize lease management, improve expense control, increase resident retention efforts and align employee incentive plans with our bottom line performance. We believe this plan of operation, coupled with the portfolio’s strengths in targeting renters across a geographically diverse platform, should position us for continued operational upside.

The real estate business is cyclical. Real estate cycles are generally impacted by many factors, including availability of equity and debt capital, borrowing cost, rent levels, and asset values. Our strategy will result in a strong track record of creating both asset and entity value for the benefit of our shareholders and partners over these various real estate cycles.

Governmental Regulation

Federal Laws Applicable to the Medical-Use Cannabis Industry

Cannabis is classified as a Schedule I controlled substance by the Drug Enforcement Agency ("DEA") and the U.S. Department of Justice ("DOJ") with no medical use, and therefore it is illegal to grow, possess and consume cannabis under federal law. The Controlled Substances Act of 1910 ("CSA") bans cannabis-related businesses; the possession, cultivation and production of cannabis-infused products; and the distribution of cannabis and products derived from it. Moreover, on two separate occasions the U.S. Supreme Court ruled that the CSA trumps state law. That means that the federal government has the option of enforcing U.S. drug laws, creating a climate of legal uncertainty regarding the production and sale of medical-use cannabis.

Under the Obama administration, the DOJ previously issued memoranda, including the so-called “Cole Memo” on August 29, 2013, providing internal guidance to federal prosecutors concerning enforcement of federal cannabis prohibitions under the CSA. This guidance essentially characterized use of federal law enforcement resources to prosecute those complying with state laws allowing the use, manufacture and distribution of cannabis as an inefficient use of such federal resources when state laws and enforcement efforts are effective with respect to specific federal enforcement priorities under the CSA.

On January 4, 2018, U.S. Attorney General Jeff Sessions issued a written memorandum rescinding the Cole Memo and related internal guidance issued by the DOJ regarding federal law enforcement priorities involving cannabis (the “Sessions Memo”). The Sessions Memo instructs federal prosecutors that when determining which cannabis-related activities to prosecute under federal law with the DOJ’s finite resources, prosecutors should follow the well-established principles set forth in the U.S. Attorneys’ Manual governing all federal prosecutions. The Sessions Memo states that “these principles require federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” The Sessions Memo went on to state that given the DOJ’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.” It is unclear what impact the Sessions Memo will have on the medical-use cannabis industry, if any.

In addition, pursuant to the current omnibus spending bill previously approved by Congress, the DOJ is prohibited from using funds appropriated by Congress to prevent states from implementing their medical-use cannabis laws. A similar provision was also included in each prior Congressional omnibus spending bill since 2014. This provision, however, is currently set to expire on September 30, 2019, and there is no assurance that Congress will approve inclusion of a similar prohibition on DOJ spending in the appropriations bills for future years. In USA vs. McIntosh, the United States Circuit Court of Appeals for the Ninth Circuit held that this provision prohibits the DOJ from spending funds from relevant appropriations acts to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. However, the Ninth Circuit's opinion, which only applies in the states of Alaska, Arizona, California, Hawaii and Idaho, also held that persons who do not strictly comply with all state laws and regulations regarding the distribution, possession and cultivation of medical-use cannabis have engaged in conduct that is unauthorized, and in such instances the DOJ may prosecute those individuals.

Furthermore, while we target the acquisition of medical-use cannabis facilities, our leases do not prohibit cannabis cultivation for adult-use that is permissible under the state and local laws where our facilities are located. Consequently, certain of our future tenants cultivate adult-use cannabis now (or may in the future) in our medical-use cannabis facilities that are permitted by such state and local laws, which may in turn subject the tenant, us and our properties to greater and/or different federal legal and other risks than exclusively medical-use cannabis facilities, including not providing protection under the above Congressional spending provision.

Federal prosecutors have significant discretion and no assurance can be given that the federal prosecutor in each judicial district where we purchase a property will not choose to strictly enforce the federal laws governing cannabis production or distribution. Any change in the federal government's enforcement posture with respect to state-licensed cultivation of medical-use cannabis, including the enforcement postures of individual federal prosecutors in judicial districts where we purchase properties, would result in our inability to execute our business plan, and we would likely suffer significant losses with respect to our investment in medical-use cannabis facilities in the United States, which would adversely affect the trading price of our securities. Furthermore, following any such change in the federal government's enforcement position, we could be subject to criminal prosecution, which could lead to imprisonment and/or the imposition of penalties, fines, or forfeiture. See “Risk Factors – Risks Relating to Regulation.”

State Laws Applicable to the Medical-Use Cannabis Industry

In most states that have legalized medical-use cannabis in some form, the growing and/or dispensing of cannabis generally requires that the operator obtain one or more licenses in accordance with applicable state requirements. In addition, many states regulate various aspects of the growing and/or dispensing of medical-use cannabis. For example, New York limits the types of treatable medical conditions, requires registration of both patients and recommending physicians, limits the types of strains that can be grown, sets prices through the State Program Commissioner, requires that a registered pharmacist be on the premises of all dispensaries during hours of operation, and prohibits cannabis in flower form. Local governments in some cases also impose rules and regulations on the manner of operating cannabis businesses. As a result, applicable state and local laws and regulations vary widely. As a result of licensing requirements, if our future tenants default under their leases, we may not be able to find new tenants that have the requisite license to engage in the cultivation of medical cannabis on the properties.

Laws Applicable to Banking for Cannabis Industry

All banks are subject to federal law, whether the bank is a national bank or state-chartered bank. At a minimum, all banks maintain federal deposit insurance which requires adherence to federal law. Violation of federal law could subject a bank to loss of its charter. Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the Bank Secrecy Act. For example, under the Bank Secrecy Act, banks must report to the federal government any suspected illegal activity, which would include any transaction associated with a cannabis-related business. These reports must be filed even though the business is operating in compliance with applicable state and local laws. Therefore, financial institutions that conduct transactions with money generated by cannabis-related conduct could face criminal liability under the Bank Secrecy Act for, among other things, failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the CSA.

The Financial Crimes Enforcement Network ("FinCen") issued guidance in February 2014 which clarifies how financial institutions can provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act. Concurrently with the FinCen guidance, the DOJ issued supplemental guidance directing federal prosecutors to consider the federal enforcement priorities enumerated in the Cole Memo with respect to federal money laundering, unlicensed money transmitter and Bank Secrecy Act offenses based on cannabis-related violations of the CSA. The FinCen guidance sets forth extensive requirements for financial institutions to meet if they want to offer bank accounts to cannabis-related businesses, including close monitoring of businesses to determine that they meet all of the requirements established by the DOJ, including those enumerated in the Cole Memo. This is a level of scrutiny that is far beyond what is expected of any normal banking relationship.

As a result, many banks are hesitant to offer any banking services to cannabis-related businesses, including opening bank accounts. While we currently have a bank account, our inability to maintain that account or the lack of access to bank accounts or other banking services in the future, would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges. Similarly, if our proposed tenants are unable to access banking services, they will not be able to enter into triple-net leasing arrangements with us, as our leases will require rent payments to be made by check or wire transfer.

Furthermore, it is unclear what impact the rescission of the Cole Memo will have, but federal prosecutors may increase enforcement activities against institutions or individuals that are conducting financial transactions related to cannabis activities. The increased uncertainty surrounding financial transactions related to cannabis activities may also result in financial institutions discontinuing services to the cannabis industry. See “Risk Factors – Risks Relating to Regulation.”

Agricultural Regulation

The medical-use cannabis properties that we acquire are used primarily for cultivation and production of medical-use cannabis and are subject to the laws, ordinances and regulations of state, local and federal governments, including laws, ordinances and regulations involving land use and usage, water rights, treatment methods, disturbance, the environment, and eminent domain.

Each governmental jurisdiction has its own distinct laws, ordinances and regulations governing the use of agricultural lands. Many such laws, ordinances and regulations seek to regulate water usage and water runoff because water can be in limited supply, as is the case in certain locations where our properties are located. In addition, runoff from rain or from irrigation is governed by laws, ordinances and regulations from state, local and federal governments. Additionally, if any of the water used on or running off from our properties flows to any rivers, streams, ponds, the ocean or other waters, there may be specific laws, ordinances and regulations governing the amount of pollutants, including sediments, nutrients and pesticides, that such water may contain.

We believe that our existing properties have, and other properties that we acquire in the future will have, sources of water, including wells and/or surface water that provide sufficient amounts of water necessary for the current operations at each location. However, should the need arise for additional water from wells and/or surface water sources, we may be required to obtain additional permits or approvals or to make other required notices prior to developing or using such water sources. Permits for drilling water wells or withdrawing surface water may be required by federal, state and local governmental entities pursuant to laws, ordinances, regulations or other requirements, and such permits may be difficult to obtain due to drought, the limited supply of available water within the districts of the states in which our properties are located or other reasons.

In addition to the regulation of water usage and water runoff, state, local and federal governments also seek to regulate the type, quantity and method of use of chemicals and materials for growing crops, including fertilizers, pesticides and nutrient rich materials. Such regulations could include restricting or preventing the use of such chemicals and materials near residential housing or near water sources. Further, some regulations have strictly forbidden or significantly limited the use of certain chemicals and materials. Licenses, permits and approvals must be obtained from governmental authorities requiring such licenses, permits and approvals before chemicals and materials can be used at grow facilities. Reports on the usage of such chemicals and materials must be submitted pursuant to applicable laws, ordinances, and regulations and the terms of the specific licenses, permits and approvals. Failure to comply with laws, ordinances and regulations, to obtain required licenses, permits and approvals or to comply with the terms of such licenses, permits and approvals could result in fines, penalties and/or imprisonment.

The use of land for agricultural purposes in certain jurisdictions is also subject to regulations governing the protection of endangered species. When agricultural lands border, or are in close proximity to, national parks, protected natural habitats or wetlands, the agricultural operations on such properties must comply with laws, ordinances and regulations related to the use of chemicals and materials and avoid disturbance of habitats, wetlands or other protected areas.

Because properties we intend to own may be used for growing medical-use cannabis, there may be other additional land use and zoning regulations at the state or local level that affect our properties that may not apply to other types of agricultural uses. For example, certain states in which our properties would be located require stringent security systems in place at grow facilities, and require stringent procedures for disposal of waste materials.

As an owner of agricultural lands, we may be liable or responsible for the actions or inactions of our future tenants with respect to these laws, regulations and ordinances.

Environmental Matters

Our properties and the operations thereon are subject to federal, state and local environmental laws, ordinances and regulations, including laws relating to water, air, solid wastes and hazardous substances. Our properties and the operations thereon are also subject to federal, state and local laws, ordinances, regulations and requirements related to the federal Occupational Safety and Health Act, as well as comparable state statutes relating to the health and safety of our employees and others working on our properties. Although we believe that we and our future tenants are in material compliance with these requirements, there can be no assurance that we will not incur significant costs, civil and criminal penalties and liabilities, including those relating to claims for damages to persons, property or the environment resulting from operations at our properties.

Real Estate Industry Regulation

Generally, the ownership and operation of real properties are subject to various laws, ordinances and regulations, including regulations relating to zoning, land use, water rights, wastewater, storm water runoff and lien sale rights and procedures. These laws, ordinances or regulations, such as the Comprehensive Environmental Response and Compensation Liability Act and its state analogs, or any changes to any such laws, ordinances or regulations, could result in or increase the potential liability for environmental conditions or circumstances existing, or created by tenants or others, on our properties. Laws related to upkeep, safety and taxation requirements may result in significant unanticipated expenditures, loss of our properties or other impairments to operations, any of which would adversely affect our cash flows from operating activities.

Our property management activities, to the extent we are required to engage in them due to lease defaults by tenants or vacancies on certain properties, will likely be subject to state real estate brokerage laws and regulations as determined by the particular real estate commission for each state.

Insurance

We carry comprehensive general liability coverage on our communities, with limits of liability customary within the multi-family propertie industry to insure against liability claims and related defense costs. We are also insured, with limits of liability customary within the real estate industry, against the risk of direct physical damage in amounts necessary to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period.

Our primary lines of insurance coverage are property, general liability and workers’ compensation. We believe that our insurance coverages adequately insure our propertie communities against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, terrorism and other perils, and adequately insure us against other risk. Our coverage includes deductibles, retentions and limits that are customary in the industry. We have established loss prevention, loss mitigation, claims handling and litigation management procedures to manage our exposure.

Seasonality

Our business has not been, and we do not expect it to become subject to, material seasonal fluctuations.

PATENTS AND TRADEMARKS

Presently, we do not have any patent or trademark.

EMPLOYEES

As of December 10, 2019, we have four employees.

Where You Can Find More Information

We have restarted filing annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this report before making a decision to invest in our common stock. If any of the following risks and uncertainties develop into actual events, our business, results of operations and financial condition could be adversely affected. In those cases, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history, and may not be able to operate our business successfully or generate sufficient cash flow to sustain distributions to our stockholders.

We have a limited operating history. We currently own zero properties. We are subject to many of the business risks and uncertainties associated with any new business enterprise. We cannot assure you that we will be able to operate our business successfully or profitably or find additional suitable investments. Our ability to provide attractive risk-adjusted returns to our stockholders over the long term is dependent on our ability both to generate sufficient cash flow to pay an attractive dividend and to achieve capital appreciation, and we cannot assure you we will do either. There can be no assurance that we will be able to continue to generate sufficient revenue from operations to pay our operating expenses and make distributions to stockholders. The results of our operations and the execution on our business plan depend on several factors, including the availability of additional opportunities for investment, the performance of our existing properties and tenants, the availability of adequate equity and debt financing, the federal and state regulatory environment relating to the medical-use cannabis industry, conditions in the financial markets and economic conditions.

Our current real estate portfolio consists of zero properties and will likely continue to be concentrated in a limited number of properties in the future, which subjects us to an increased risk of significant loss if any property declines in value or if we are unable to lease a property.

We currently own zero properties. We have no tenant nor rental revenues for the year ended June 30, 2019.  Lease payment defaults by any of our future tenants or a significant decline in the value of any single property would materially adversely affect our business, financial position and results of operations, including our ability to make distributions to our stockholders. A lack of diversification may also increases the potential that a single underperforming investment could have a material adverse effect on our cash flows and the price we could realize from the sale of our properties. Any adverse change in the financial condition of any of our future tenants, including but not limited to the state medical-use cannabis markets not developing and growing in ways that we or our future tenants projected, or any adverse change in the political climate regarding medical-use cannabis where our properties are located, would subject us to a significant risk of loss.

In addition, failure by any our future tenants to comply with the terms of its lease agreement with us could require us to find another lessee for the applicable property. We may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing that property. Furthermore, we cannot assure you that we will be able to re-lease that property for the rent we currently receive, or at all, or that a lease termination would not result in our having to sell the property at a loss. The result of any of the foregoing risks could materially and adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Competition for the acquisition of properties suitable for the cultivation and production of medical-use cannabis may impede our ability to make acquisitions or increase the cost of these acquisitions, which could adversely affect our operating results and financial condition.

We compete for the acquisition of properties suitable for the cultivation and production of medical-use cannabis with other entities engaged in agricultural and real estate investment activities, including corporate agriculture companies, cultivators and producers of medical-use cannabis, private equity investors, and other real estate investors (including public and private REITs). We also compete as a provider of capital to medical-use cannabis operators with alternative financing sources to these companies, including both equity and debt financing alternatives. These competitors may prevent us from acquiring desirable properties, may cause an increase in the price we must pay for properties or may result in us having to lease our properties on less favorable terms than we expect. Our competitors may have greater financial and operational resources than we do and may be willing to pay more for certain assets or may be willing to accept more risk than we believe can be prudently managed. In particular, larger companies may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may also adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, due to a number of factors, including but not limited to potential greater clarity of the laws and regulations governing medical-use cannabis by state and federal governments, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for these properties. If we pay higher prices for properties or enter into leases for such properties on less favorable terms than we expect, our profitability and ability to generate cash flow and make distributions to our stockholders may decrease. Increased competition for properties may also preclude us from acquiring those properties that would generate attractive returns to us.

 Our growth will depend upon future acquisitions of medical-use cannabis facilities, and we may be unable to consummate acquisitions on advantageous terms.

Our growth strategy will be focused on the acquisition of specialized industrial real estate assets on favorable terms as opportunities arise. Our ability to acquire these real estate assets on favorable terms is subject to the following risks:

	competition from other potential acquirers or increased availability of alternative debt and equity financing sources for tenants may significantly increase the purchase price of a desired property;

	we may not successfully purchase and lease our properties to meet our expectations;

	we may be unable to obtain the necessary equity or debt financing to consummate an acquisition on satisfactory terms or at all;



agreements for the acquisition of properties are typically subject to closing conditions, including satisfactory completion of due diligence investigations, and we may spend significant time and money and divert management attention on potential acquisitions that we do not consummate; and

	we may acquire properties without any recourse, or with only limited recourse, for liabilities, whether known or unknown, against the former owners of the properties.

Our failure to consummate acquisition on advantageous terms without substantial expense or delay would impede our growth and negatively affect our results of operations and our ability to generate cash flow and make distributions to our stockholders.

There may only be a limited number of medical-use cannabis facilities operated by suitable tenants available for us to acquire, which could adversely affect the return on our common stock.

We target medical-use cannabis facilities for acquisition and leasing to licensed growers under triple-net lease agreements. We also target properties owned by growers that have been among the top candidates in the rigorous state licensing process and have been granted one or more licenses to operate multiple facilities. In light of the current regulatory landscape regarding medical-use cannabis, including but not limited to, the rigorous state licensing processes, limits on the number of licenses granted in certain states and in counties within such states, zoning regulations related to medical-use cannabis facilities, the inability of potential tenants to open bank accounts necessary to pay rent and other expenses and the ever-changing federal and state regulatory landscape, we may have only a limited number of medical-use cannabis facilities available to purchase that are operated by licensees that we believe would be suitable tenants. These tenants may also have increased access to alternative equity and debt financing sources over time, which may limit our ability to negotiate leasing arrangements that meet our investment criteria. Our inability to locate suitable investment properties and tenants would have a material adverse effect on our ability to generate cash flow and make distributions to our stockholders.

Many of our existing tenants are, and we expect that most of our future tenants will be, start-up businesses and may be unable to pay rent with funds from operations or at all, which could adversely affect our cash available to make distributions to our stockholders or otherwise impair the value of our common stock.

Single tenants currently occupy our properties, and we expect that single tenants will occupy our properties that we acquire in the future. Therefore, the success of our investments will be materially dependent on the financial stability of these tenants. We rely on our management team to perform due diligence investigations of our potential tenants, related guarantors and their properties, operations and prospects, of which there is generally little or no publicly available operating and financial information. We may not learn all of the material information we need to know regarding these businesses through our investigations. As a result it is possible that we could enter into a sale-leaseback arrangement with tenants or otherwise lease properties to tenants that ultimately are unable to pay rent to us, which could adversely impact our cash available for distributions.

We expect that most of our future tenants will be, start-up businesses that have little or no revenue when they enter triple-net leasing arrangements with us and therefore, may be unable to pay rent with funds from operations. Many of these future tenants are not profitable and have experienced losses since inception, or have been profitable for only a short period of time. As a result, we expect that most our future tenants will make, initial rent payments to us from proceeds from the sale of the property, in the case of sale-leaseback transactions, or other cash on hand.

In addition, in general, as start-up businesses, our future tenants are more vulnerable to adverse conditions resulting from federal and state regulations affecting their businesses or industries and have limited access to traditional forms of financing. The success of our future tenants will heavily depend on the growth and development of the state markets in which the tenants operate, many of which have a very limited history or are still in the stages of establishing the regulatory framework. For example, New York’s medical-use cannabis market is in its early stages, and is subject to strict regulations providing for, among other things, limited medical conditions for treatment with medical-use cannabis, limitations on the form in which medical cannabis can be consumed and enhanced registration requirements for patients and physicians, which may result in the New York market not growing and developing in the way that we or our future tenants projected. In Maryland, the medical-use cannabis market is also in its very early stages, with commercial operations commencing upon the issuance of the first round of final licenses in late 2017, after significant delays in the development of the state's regulatory framework and litigation surrounding the application process.

In our evaluation of tenants for leases at our properties, we intend to record associated revenue on a cash basis due to the uncertainty of collectability of lease payments from tenants due to their limited operating history and the U.S. federal regulatory uncertainty surrounding the medical-use cannabis industry (see the section entitled "Critical Accounting Policies — Revenue Recognition and Accounts Receivable" in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more information).

Some of these prospective tenants may also be subject to significant debt obligations. Tenants that are subject to significant debt obligations may be unable to make their rent payments if there are adverse changes in their business plans or prospects, the regulatory environment in which they operate or in general economic conditions. In addition, the payment of rent and debt service may reduce the working capital available to tenants for the start-up phase of their business. Furthermore, we may be unable to monitor and evaluate tenant credit quality on an on-going basis.

In addition, many states issue licenses for medical-use cannabis operations for a limited time period, which must be renewed periodically. If one or more of our future tenants is unable to renew or otherwise maintain its license, or if it is unable to renew or otherwise maintain other requisite authorizations on state and local levels for business operations, that tenant will not be able to operate its business, and may default on its lease payments to us.

Any lease payment defaults by a tenant could adversely affect our cash flows and cause us to reduce the amount of distributions to stockholders. In the event of a default by a tenant, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property as operators of medical-use cannabis cultivation and production facilities are generally subject to extensive state licensing requirements. Furthermore, we will not operate any of the facilities that we purchase.

We may acquire our properties  "as-is," which increases the risk of an investment that requires us to remedy defects or costs without recourse to the prior owner.

We may acquire other real estate properties, "as is" with only limited representations and warranties from the property seller regarding matters affecting the condition, use and ownership of the property. There may also be environmental conditions associated with properties we acquire of which we are unaware despite our diligence efforts. In particular, medical-use cannabis facilities may present environmental concerns of which we are not currently aware. If environmental contamination exists on properties we acquire or develops after acquisition, we could become subject to liability for the contamination. As a result, if defects in the property (including any building on the property) or other matters adversely affecting the property are discovered, including but not limited to environmental matters, we may not be able to pursue a claim for any or all damages against the property seller. Such a situation could harm our business, financial condition, liquidity and results of operations.

Our properties are expected to be geographically concentrated in states that permit medical-use cannabis cultivation, and we will be subject to social, political and economic risks of doing business in these states and any other state in which we may own property.

Our properties acquisition would be located in Arizona, California, Colorado, Illinois, Maryland, Massachusetts, Michigan, Minnesota, New York and Pennsylvania, and we expect that the properties that we acquire will be geographically concentrated in these states and other states that permit medical-use cannabis cultivation. Circumstances and developments related to operations in these markets that could negatively affect our business, financial condition, liquidity and results of operations include, but are not limited to, the following factors:



the responsibility of complying with multiple and, in some respects, conflicting state and federal laws in the United States, including with respect to cultivation and distribution of medical-use cannabis, licensing, banking and insurance;

	difficulties and costs of staffing and managing operations;

	unexpected changes in regulatory requirements and other laws;

	potentially adverse tax consequences;

	the state medical-use cannabis market fails to develop and grow in ways that we or our future tenants projected;

	the impact of national, regional or state specific business cycles and economic instability; and

	access to capital may be more restricted, or unavailable on favorable terms or at all in certain locations.

Because our real estate investments would consist of primarily industrial and greenhouse properties suitable for cultivation and production of medical-use cannabis, our rental revenues would be significantly influenced by demand for these facilities generally, and a decrease in such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

Because our portfolio of properties would consist of industrial and greenhouse properties used in the regulated medical-use cannabis industry, we would be subjected to risks inherent in investments in a single industry. A decrease in the demand for medical-use cannabis cultivation facilities would have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio. Demand for medical-use cannabis cultivation facilities has been and could be adversely affected by changes in current favorable state or local laws relating to cultivation and production of medical-use cannabis or any change in the federal government's current enforcement posture with respect to state-licensed cultivation of medical-use cannabis, among others. To the extent that any of these conditions occur, they are likely to affect demand and market rents for medical-use cannabis cultivation facilities, which could cause a decrease in our rental revenue. Any such decrease could impair our ability to make distributions to you. We do not currently and do not expect in the future to invest in other real estate or businesses to hedge against the risk that industry trends might decrease the profitability of our medical-use cannabis cultivation facilities.

We face significant risks associated with the development and redevelopment of properties that we acquire.

We may, from time to time, engage in development or redevelopment of properties that we acquire. Development and redevelopment activities entail risks that could adversely impact our financial condition and results of operations, including:

	construction costs, which may exceed our original estimates due to increases in materials, labor or other costs, which could make the project less profitable;

	permitting or construction delays, which may result in increased project costs, as well as deferred revenue;

	unavailability of raw materials when needed, which may result in project delays, stoppages or interruptions, which could make the project less profitable;

	claims for warranty, product liability and construction defects after a property has been built;

	health and safety incidents and site accidents;

	poor performance or nonperformance by, or disputes with, any of our contractors, subcontractors or other third parties on whom we rely;

	unforeseen engineering, environmental or geological problems, which may result in delays or increased costs;

	labor stoppages, slowdowns or interruptions;

	liabilities, expenses or project delays, stoppages or interruptions as a result of challenges by third parties in legal proceedings; and

	weather-related and geological interference, including landslides, earthquakes, floods, drought, wildfires and other events, which may result in delays or increased costs.

Failure to complete development or redevelopment activities on budget or on schedule may adversely affect our financial condition and results of operations and the ability of our future tenants at such properties to make payments under their leases with us.

If our properties' access to adequate water and power supplies is interrupted, it could harm our ability to lease the properties for medical-use cannabis cultivation and production, thereby adversely affecting our ability to generate returns on our properties.

In order to lease the properties that we acquire, these properties require access to sufficient water and power to make them suitable for the cultivation and production of medical-use cannabis. Although we expect to acquire properties with sufficient access to water, should the need arise for additional wells from which to obtain water, we would be required to obtain permits prior to drilling such wells. Permits for drilling water wells are required by state and county regulations, and such permits may be difficult to obtain due to the limited supply of water in areas where we acquire properties. Similarly, our properties may be subject to governmental regulations relating to the quality and disposition of rainwater runoff or other water to be used for irrigation. In such case, we could incur costs necessary in order to retain this water. If we are unable to obtain or maintain sufficient water supply for our properties, our ability to lease them for the cultivation and production of medical-use cannabis would be seriously impaired, which would have a material adverse impact on the value of our assets and our results of operations.

Historically, states that have legalized medical-use cannabis cultivation have typically required that such cultivation take place indoors. Indoor cultivation of medical-use cannabis requires significant power for growing lights and ventilation and air conditioning to remove the hot air generated by the growing lights. While outdoor cultivation is gaining acceptance in many states with favorable climates for such growth, we expect that a significant number of our properties will continue to utilize indoor cultivation methods. Any extended interruption of the power supply to our properties, particularly those using indoor cultivation methods, would likely harm our future tenants' crops, which could result in their inability to make lease payments to us for our properties. Any lease payment defaults by a tenant could adversely affect our cash flows and cause us to reduce the amount of distributions to stockholders.

Some of our future tenants could be susceptible to bankruptcy, which would affect our ability to generate rents from them and therefore negatively affect our results of operations.

In addition to the risk of tenants being unable to make regular rent payments, certain of our future tenants may depend on debt, which could make them especially susceptible to bankruptcy in the event that their cash flows are insufficient to satisfy their debt. Any bankruptcy, if allowed, of one of our future tenants would result in a loss of lease payments to us, as well as an increase in our costs to carry the property.

Additionally, under bankruptcy law generally, a tenant who is the subject of bankruptcy proceedings generally has the option of continuing ("assuming") or giving up ("rejecting") any unexpired lease of non-residential real property. If a bankrupt tenant decides to give up (reject) a lease with us, any claim we might have for breach of the lease, excluding a claim against (1) collateral securing the lease, or (2) a guarantor guaranteeing lease obligations, would be treated as a general unsecured claim in the tenant's bankruptcy case. The laws governing bankruptcy cases would impact the treatment of our general unsecured claim. Our claim would likely be capped at the amount the tenant owed us for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year of lease payments or 15% of the lease payments payable under the remaining term of the lease, but in no case more than three years of lease payments. In addition to the cap on our damages for breach of the lease, even if our claim is timely submitted to the bankruptcy court, there is no guaranty that the tenant's bankruptcy estate would have sufficient funds to satisfy the claims of general unsecured creditors. Finally, a bankruptcy court could re-characterize a net lease transaction as a disguised secured lending transaction. If that were to occur, we would not be treated as the owner of the property, but might have additional rights as a secured creditor. This would mean our claim in bankruptcy court could be limited to the amount we paid for the property, which could adversely impact our financial condition.

Furthermore, U.S. bankruptcy courts have generally refused to grant bankruptcy protections to cannabis businesses. The inability of our future tenants to seek bankruptcy protection may impact their ability to secure financing for their operations and prevents our future tenants from utilizing the benefits of reorganization of their businesses under bankruptcy protection to operate in a financially sustainable way, thereby reducing the probability that such a tenant would be able to honor its lease obligations with us.

Our real estate investments would consist of primarily industrial and greenhouse properties suitable for cultivation and production of medical-use cannabis, which may be difficult to sell or re-lease upon tenant defaults or early lease terminations, either of which would adversely affect returns to stockholders.

While our business objectives would consist of principally acquiring and deriving rental income from industrial and greenhouse properties used in the regulated medical-use cannabis industry, we expect that at times we will deem it appropriate or desirable to sell or otherwise dispose of certain properties we own. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity could limit our ability to quickly dispose of properties in response to changes in regulatory, economic or other conditions. Therefore, our ability at any time to sell assets may be restricted and this lack of liquidity may limit our ability to make changes to our portfolio promptly, which could materially and adversely affect our financial performance. We cannot predict the various market conditions affecting the properties that we expect to acquire that will exist in the future. Due to the uncertainty of regulatory and market conditions which may affect the future disposition of the real estate assets we expect to acquire, we cannot assure you that we will be able to sell these assets at a profit in the future. Accordingly, the extent to which we will realize potential appreciation on the real estate investments we expect to acquire will depend upon regulatory and other market conditions. In addition, in order to maintain our REIT status, we may not be able to sell properties when we would otherwise choose to do so, due to market conditions or changes in our strategic plan.

 Furthermore, we may be required to make expenditures to correct defects or to make improvements before a property can be sold and we cannot assure you that we will have funds available to correct such defects or to make such improvements. With these kinds of properties, if the current lease is terminated or not renewed, we may be required to make expenditures and rent concessions in order to lease the property to another tenant. In addition, in the event we are forced to sell or re-lease the property, we may have difficulty finding qualified purchasers who are willing to buy the property or tenants who are willing to lease the property on terms that we expect, or at all. These and other limitations may affect our ability to sell or re-lease properties, which may adversely affect returns to our stockholders.

Liability for uninsured losses could adversely affect our financial condition.

While the terms of our leases with our future tenants would generally require property and casualty insurance, losses from disaster-type occurrences, such as earthquakes, floods and weather-related disasters, and other types of insurance, such as landlord's rental loss insurance, may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss occur, we could lose our capital investment or anticipated profits and cash flows from one or more properties.

Contingent or unknown liabilities could materially and adversely affect our business, financial condition, liquidity and results of operations.

We may in the future acquire properties, subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities. As a result, if a claim were asserted against us based on ownership of any of these properties, we may have to pay substantial amounts to defend or settle the claim. If the magnitude of such unknown liabilities is high, individually or in the aggregate, our business, financial condition, liquidity and results of operations would be materially and adversely affected.

The assets we acquire may be subject to impairment charges.

We would periodically evaluate the real estate investments we acquire and other assets for impairment indicators. The judgment regarding the existence of impairment indicators is based upon factors such as market conditions, tenant performance and legal structure. For example, the termination of a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make an adjustment to the net carrying value of the asset which could have an adverse effect on our results of operations in the period in which the impairment charge is recorded.

Due to our involvement in the regulated medical-use cannabis industry, we may have a difficult time obtaining the various insurance policies that are desired to operate our business, which may expose us to additional risks and financial liabilities.

Insurance that is otherwise readily available, such as workers' compensation, general liability, and directors' and officers' insurance, could be more difficult for us to find and more expensive, because we lease our properties to companies in the regulated medical-use cannabis industry. There are no guarantees that we will be able to find such insurance in the future, or that the cost will be affordable to us. If we are forced to go without such insurance, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

We may purchase properties subject to ground leases that expose us to the loss of such properties upon breach or termination of the ground leases.

A ground lease agreement permits a tenant to develop and/or operate a land parcel (property) during the lease period, after which the land parcel and all improvements revert back to the property owner. Under a ground lease, property improvements are owned by the property owner unless an exception is created and all relevant taxes incurred during the lease period are paid for by the tenant. Ground leases typically have a long duration generally ranging from 50 to 99 years with additional extension options. As a lessee under a ground lease, we would be exposed to the possibility of losing the property upon termination, or an earlier breach by us, of the ground lease, which could have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

The occurrence of cyber incidents or cyber attacks could disrupt our operations, result in the loss of confidential information and/or damage our business relationships and reputation.

We rely on technology to run our business, and as such we are subject to risk from cyber incidents, including cyber attacks attempting to gain unauthorized access to our systems to disrupt operations, corrupt data or steal confidential information, and other electronic security breaches.  While we have implemented measures to help mitigate these threats, such measures cannot guarantee that we will be successful in preventing a cyber incident.  The occurrence of a cyber incident or cyber attack could disrupt our operations, compromise the confidential information of our employees or tenants, and/or damage our business relationships and reputation.

We cannot predict every event and circumstance that may affect our business, and therefore, the risks and uncertainties discussed herein may not be the only ones you should consider.

We are not aware of any other community development holding company that focuses on the acquisition, ownership and management of medical-use cannabis facilities. Therefore, we may encounter risks of which we are not aware at this time, which could have a material adverse impact on our business.

A Breach of Information Technology Systems On Which We Rely Could Materially and Adversely Impact Our Business, Financial Condition, Results of Operations and Reputation.

We rely on information technology systems, including the Internet and networks and systems maintained and controlled by third party vendors and other third parties, to process, transmit and store information and to manage or support our business processes. Third party vendors collect and hold personally identifiable information and other confidential information of our tenants, prospective tenants and employees. We also maintain confidential financial and business information regarding us and persons and entities with which we do business on our information technology systems. While we take steps, and generally require third party vendors to take steps, to protect the security of the information maintained in our and third party vendors’ information technology systems, including associate training and testing and the use of commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing of the information, it is possible that our or our third party vendors’ security measures will not be able to prevent human error or the systems’ improper functioning, or the loss, misappropriation, disclosure or corruption of personally identifiable information or other confidential or sensitive information, including information about our tenants and employees. Cybersecurity breaches, including physical or electronic break-ins, computer viruses, phishing scams, attacks by hackers, breaches due to employee error or misconduct, and similar breaches, can create system disruptions, shutdowns or unauthorized access to information maintained on our information technology systems or the information technology systems of our third party vendors or other third parties or otherwise cause disruption or negative impacts to occur to our business and adversely affect our financial condition and results of operations. While we maintain cyber risk insurance to provide some coverage for certain risks arising out of cybersecurity breaches, there is no assurance that such insurance would cover all or a significant portion of the costs or consequences associated with a cybersecurity breach. As the techniques used to obtain unauthorized access to information technology systems become more varied and sophisticated and the occurrence of such breaches becomes more frequent, we and our third party vendors and other third parties may be unable to adequately anticipate these techniques or breaches and implement appropriate preventative measures. Any failure to prevent cybersecurity breaches and maintain the proper function, security and availability of our or our third party vendors’ and other third parties’ information technology systems could interrupt our operations, damage our reputation and brand, damage our competitive position, make it difficult for us to attract and retain tenants, subject us to liability claims or regulatory penalties and could adversely affect our business, financial condition and results of operations.

Risks Related to Our Real Estate Investments and Our Operations

We face numerous risks associated with the real estate industry that could adversely affect our results of operations through decreased revenues or increased costs.

As a real estate company, we are subject to various changes in real estate conditions, and any negative trends in such real estate conditions may adversely affect our results of operations through decreased revenues or increased costs. These conditions include:

• changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, unemployment rates and decreased consumer confidence particularly in markets in which we have a high concentration of properties;

• increases in interest rates, which could adversely affect our ability to obtain financing or to buy or sell properties on favorable terms or at all;

• the inability of  tenants to pay rent;

• the existence and quality of the competition, such as the attractiveness of our properties as compared to our competitors' properties based on considerations such as convenience of location, rental rates, amenities and safety record;

• increased operating costs, including increased real property taxes, maintenance, insurance and utility costs (including increased prices for fossil fuels);

• weather conditions that may increase or decrease energy costs and other weather-related expenses;

• oversupply of properties or single-family housing or a reduction in demand for real estate in the markets in which our properties are located;

• a favorable interest rate environment that may result in a significant number of potential residents of our multi-family properties deciding to purchase homes instead of renting;

• changes in, or increased costs of compliance with, laws and/or governmental regulations, including those governing usage, zoning, the environment and taxes; and

•  rent control or stabilization laws, or other laws regulating rental housing, which could prevent us from raising rents to offset increases in operating costs.

Moreover, other factors may adversely affect our results of operations, including potential liability under environmental and other laws and other unforeseen events, many of which are discussed elsewhere in the following risk factors. Any or all of these factors could materially adversely affect our results of operations through decreased revenues or increased costs.

Our value-add activities involve greater risks than more conservative investment strategies.

In many cases, we seek to acquire properties at which we believe our investment of additional capital to enhance such properties will result in increased rental rates and higher resale value. These efforts involves greater risks than more conservative investment strategies. The risks related to these value-add activities include risks related to delays in the repositioning or improvement process, higher than expected capital improvement costs, the additional capital needed to execute our value-add program, and the possibility that these value-add activities may not result in the higher rents and occupancy rates anticipated. In addition, properties or units may not produce revenue while undergoing capital improvements. Furthermore, we may also be unable to complete the improvements of these properties and may be forced to hold or sell these properties at a loss. For these and other reasons, we cannot assure you that we will realize growth in the value of our value-add multifamily properties, and as a result, our ability to make distributions to our stockholders could be adversely affected.

Our performance and securities value are subject to risks associated with the real estate industry.

Numerous factors may adversely affect the economic performance and value of our properties and the ability to realize that value.  These factors include changes in the global, national, regional and local political and economic climates, local conditions such as an oversupply of multifamily properties or a reduction in demand for our multifamily properties, the attractiveness of our properties to residents, competition from other multifamily properties and single family homes (both as rentals and owned housing) and changes in market rental rates.  Additionally, our business and the value of our properties can be negatively impacted by the failure of governments to invest in infrastructure or the possibility of poor/declining fiscal health of the governments where we do business.

Our performance also depends on our ability to collect rent from residents and to pay for adequate maintenance, insurance and other operating costs, including real estate taxes, all of which could increase over time.  Besides utilities, we are generally not able to pass through to our residents under existing leases any other operating expenses, including real estate taxes and on-site payroll.  These operating expenses could rise faster than our revenues causing our income to decline.  In circumstances where we buy or sell properties, including large portfolios of properties, overhead (property management expense and general and administrative expense) may not increase/decrease proportionally with the associated changes in revenue.  Costs of labor and materials required for maintenance, repair, capital expenditure or development may be more expensive than anticipated.  Also, the expenses of owning and operating a property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property.

The Geographic Concentration of Our Communities in Certain Markets Could Have an Adverse Effect on Our Operations if a Particular Market is Adversely Impacted by Economic or Other Conditions.

While our main focus is all states where medical-use cannabis is legal, and the states of California, Nevada, Maryland and other states with urban and suburban concentration, we are also open to invest opportunistically across the entire 50 states.  As a result, if any one or more of these markets is adversely impacted by regional or local economic conditions or local real estate market conditions or regulations, such conditions may have a greater adverse impact on our results of operations than if our portfolio was more geographically diverse.

We Face Certain Risks Related to Our Retail and Commercial Space.

Certain of our properties could include retail or commercial space that we lease to third parties. The long term nature of our retail and commercial leases (generally five to ten years with market based renewal options) and the characteristics of many of our tenants (generally small and/or local businesses) may subject us to certain risks. The longer term leases could result in below market lease rates over time. We may not be able to lease new space for rents that are consistent with our projections or for market rates. Also, when leases for our retail or commercial space expire, the space may not be relet or the terms of reletting, including the cost of allowances and concessions to tenants, may be less favorable than the prior lease terms. Our properties compete with other properties with retail or commercial space. The presence of competitive alternatives may adversely affect our ability to lease space and the level of rents we can obtain. If our retail or commercial tenants experience financial distress or bankruptcy, they may fail to comply with their contractual obligations, seek concessions in order to continue operations or cease their operations, which could adversely impact our results of operations and financial condition.

Risk of Inflation/Deflation.

Substantial inflationary or deflationary pressures could have a negative effect on rental rates and property operating expenses. The general risk of inflation is that interest on our debt and general and administrative expenses increase at a rate faster than increases in our rental rates, which could adversely affect our financial condition or results of operations.

Concentration of properties in our primarily urban and high-density suburban markets could have an adverse effect on our operations if a particular market is adversely affected by economic or other conditions.

The Company is highly concentrated in its primarily urban and high-density suburban markets.  If any one or more of these markets is adversely affected by local or regional economic conditions (such as business layoffs, industry slowdowns, changing demographics and other factors), local real estate conditions (such as oversupply of or reduced demand for multifamily properties), increases in real estate and other taxes, rent control or stabilization laws or localized environmental issues or natural disasters, such conditions may have an increased adverse impact on our results of operations than if our portfolio were more geographically diverse.

Because real estate investments are illiquid, we may not be able to sell properties when appropriate.

Real estate investments generally cannot be sold quickly.  We may not be able to reconfigure our portfolio promptly in response to economic or other conditions.  We may be unable to consummate such dispositions in a timely manner, on attractive terms, or at all.   In some cases, we may also determine that we will not recover the carrying amount of the property upon disposition (which could also lead to an impairment charge).   This inability to reallocate our capital promptly could adversely affect our financial condition and ability to make distributions to our security holders.

We may need to make significant capital improvements and incur deferred maintenance costs with respect to our properties and may not have sufficient funds for such purposes.

Our properties face competition from newer, and updated properties. To remain competitive and increase occupancy at these properties and/or make them attractive to potential tenants or purchasers, we may have to make significant capital improvements and/or incur deferred maintenance costs with respect to these properties. The cost of future improvements and deferred maintenance is unknown and the amounts earmarked for specific properties may be insufficient to effectuate needed improvements. Our results of operations and financial conditions may be adversely affected if we are required to expend significant funds (other than funds earmarked for such purposes) to repair or improve our properties.

Our transactions with affiliated entities involve conflicts of interest.

Entities affiliated with us and with certain of our executive officers provide services to us and on our behalf. These transactions raise the possibility that we may not receive terms as favorable as those that we would receive if the transactions were entered into with unaffiliated entities.

Our acquisition strategy may not produce the cash flows expected .

We may acquire additional operating properties on a selective basis. Our acquisition activities are subject to a number of risks, including, but not limited to, the following:

•	we may not be able to successfully integrate acquired properties into our existing operations;

•	our estimates of the costs, if any, of repositioning or redeveloping the acquired property may prove inaccurate;

•	the expected occupancy, rental rates and operating expenses may differ from the actual results;

•	we may not be able to obtain adequate financing; and

•

we may not be able to identify suitable candidates on terms acceptable to us and may not achieve expected returns or other benefits as a result of integration challenges, such as personnel and technology.

We face risks associated with land holdings and related activities.

We hold land for future development and may in the future acquire additional land holdings. The risks inherent in purchasing, owning, and developing land increase as demand for properties, or rental rates, decrease. Real estate markets are highly uncertain and, as a result, the value of undeveloped land may fluctuate significantly. In addition, carrying costs can be significant and can result in losses or reduced profitability. As a result, we hold certain land, and may in the future acquire additional land, in our development pipeline at a cost we may not be able to fully recover or at a cost which may preclude us from developing a profitable multifamily community. If there are subsequent changes in the fair market value of our land holdings which we determine is less than the carrying basis of our land holdings reflected in our financial statements plus estimated costs to sell, we may be required to take future impairment charges which would reduce our net income.

Redevelopment, development and construction risks could affect our profitability.

We would be continually redeveloping certain of our properties. Redevelopment and development are subject to numerous risks, including the following:

•

we may be unable to obtain, or experience delays in obtaining, necessary zoning, occupancy or other required governmental or third-party permits and authorizations, which could result in increased costs or the delay or abandonment of opportunities;

•	we may incur costs that exceed our original estimates due to increased material, labor or other costs, such as litigation;

•	we may be unable to complete construction and lease-up of properties on schedule, resulting in increased construction and financing costs and a decrease in expected rental revenues;

•

occupancy rates and rents at properties may fail to meet our expectations for a number of reasons, including changes in market and economic conditions beyond our control and the development of competing communities;

•	we may be unable to obtain financing with favorable terms, or at all, which may cause us to delay or abandon an opportunity;

•

we may abandon opportunities that we have already begun to explore, or stop projects we have already commenced, for a number of reasons, including changes in local market conditions or increases in construction or financing costs, and, as a result, we may fail to recover costs already incurred in exploring those opportunities;

•	we may incur liabilities to third parties during the redevelopment or development process;

•

unexpected events or circumstances may arise during the redevelopment or development process that affect the timing of completion and the cost and profitability of the redevelopment or development; and

•	loss of a key member of a redevelopment or development team could adversely affect our ability to deliver redevelopments and developments on time and within our budget.

New acquisitions, development projects and/or renovations may fail to perform as expected and competition for acquisitions may result in increased prices for properties that we would like to acquire.

We intend to actively acquire, develop and renovate multifamily operating properties as market conditions dictate.  We may also acquire multifamily properties that are unoccupied or in the early stages of lease-up.  We may be unable to lease these propertie properties on schedule, resulting in decreases in expected rental revenues and/or lower yields due to lower occupancy and rental rates as well as higher than expected concessions or higher than expected operating expenses.  We may not be able to achieve rents that are consistent with expectations for acquired, developed or renovated properties.  We may underestimate the costs necessary to bring an acquired property up to standards established for its intended market position, to complete a development property or to complete a renovation.  Additionally, we expect that other real estate investors with capital will compete with us for attractive investment opportunities or may also develop properties in markets where we focus our development and acquisition efforts.  This competition (or lack thereof) may increase (or depress) prices for multifamily properties.  We may not be in a position or have the opportunity in the future to make suitable property acquisitions on favorable terms.  We have acquired in the past and intend to continue to pursue the acquisition of properties, including large portfolios of properties, that could increase our size and result in alterations to our capital structure.  The total number of properties under development, costs of labor and construction materials and estimated completion dates are subject to uncertainties arising from changing economic conditions, competition, tariffs and other trade disruptions and local government regulation.

Development and construction risks could affect our profitability.

We intend to continue to develop multifamily properties.  These activities can include long planning and entitlement timelines and can involve complex and costly activities, including significant environmental remediation or construction work in our markets.  We may experience an increase in costs associated with trade disruptions and tariffs.  We may abandon opportunities (including land that we have optioned for purchase) that we have already begun to explore for a number of reasons, including changes in local market conditions or increases in construction or financing costs, and, as a result, we may fail to recover expenses or option payments already incurred in exploring those opportunities.  The occupancy rates and rents at a property may fail to meet our original expectations for a number of reasons, including changes in market and economic conditions beyond our control and the development by competitors of competing properties.  We may be unable to obtain, or experience delays in obtaining, necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or the delay or abandonment of opportunities and impairment charges.

In the past we have selectively pursued the development and construction of rental properties, and we intend to do so in the future as appropriate opportunities arise. Development activities have been, and in the future may be, conducted through wholly-owned affiliated companies or through joint ventures with unaffiliated parties. Our development and construction activities are subject to the following risks, among others:



we may be unable to obtain construction financing for development activities on favorable terms, including but not limited to interest rates, term and/or loan to value ratios, or at all, which could cause us to delay or even abandon potential developments;



we may be unable to obtain, or face delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental or quasi-governmental permits and authorizations, which could result in increased development costs, could delay initial occupancy dates for all or a portion of a development community, and could require us to abandon our activities entirely with respect to a project for which we are unable to obtain permits or authorizations;



cost may be higher or yields may be less than anticipated as a result of delays in completing projects, costs that exceed budget and/or higher than expected concessions for lease up and lower rents than expected;

	we may abandon development opportunities that we have already begun to explore, and we may fail to recover expenses already incurred in connection with exploring such development opportunities;



we may be unable to complete construction and lease-up of a community on schedule, or incur development or construction costs that exceed our original estimates, and we may be unable to charge rents that would compensate for any increase in such costs;



occupancy rates, rents and concessions at a newly developed community may fluctuate depending on a number of factors, including market and economic conditions, preventing us from meeting our expected return on our investment and our overall profitability goals; and

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when we sell communities or properties that we developed or renovated to third parties, we may be subject to warranty or construction defect claims that are uninsured or exceed the limits of our insurance.

We intend to develop, redevelop and construct commercial and multi-family properties for our portfolio. In 2020, we expect to incur costs related to the construction projects. Additionally, during 2020, we expect to incur costs related to the start of new development activities, repositioning and revenue enhancing expenditures of existing properties and in extensive redevelopment expenditures of existing properties. Our development, redevelopment and construction activities may be exposed to a number of risks which may increase our construction costs and decrease our profitability, including the following:

The failure of third party property management companies to properly manage our properties or obtain sufficient insurance coverage could adversely impact our results of operations.

We and our joint venture partners rely on third party property management companies to manage our properties. These management companies are responsible for, among other things, leasing and marketing rental units, selecting tenants (including an evaluation of the creditworthiness of tenants), collecting rent, paying operating expenses, maintaining the property and obtaining insurance coverage for the properties they manage. If these property management companies do not perform their duties properly or we or our joint venture partners do not effectively supervise the activities of these managers, the occupancy rates and rental rates at the properties managed by such property managers may decline and the expenses at such properties may increase. At April 30, 2019, one property manager and its affiliates manage nine properties, a second property manager and its affiliates manage seven properties and eight other property managers manage five or fewer properties. The loss of our property managers, and in particular, the managers that manage multiple properties, could result in a decrease in occupancy rates, rental rates or both or an increase in expenses. Further, property managers are also responsible for obtaining insurance coverage with respect to the properties they manage, which coverage is often obtained pursuant to blanket policies covering many properties in which we have no interest. Losses at properties managed by our property managers but in which we have no interest could reduce significantly the insurance coverage available at our properties managed by these property managers. Finally, some of the management companies are owned by our joint venture partners or their affiliates. The termination of a management company may require the approval of the mortgagee, our joint venture partner or both. If we are unable to terminate an underperforming property manager on a timely basis, our occupancy and rental rates may decrease and our expenses may increase.

Our operating results and assets may be negatively affected if our insurance coverage is insufficient to compensate us for casualty events occurring at our properties.

Our multi-family properties, including the properties owned by the joint ventures in which we are members, carry all risk property insurance covering the property and improvements thereto for the cost of replacement in the event of a casualty. Though we maintain insurance coverage, such coverage may be insufficient to compensate us for losses sustained as a result of a casualty because, among other things:

•          the amount of insurance coverage maintained for any property may be insufficient to pay the full replacement cost following a casualty event ;

•          the rent loss coverage under a policy may not extend for the full period of time that a tenant or tenants may be entitled to a rent abatement that is a result of, or that may be required to complete restoration following, a casualty event ;

•          certain types of losses, such as those arising from earthquakes, floods, hurricanes and terrorist attacks, may be uninsurable or may not be economically feasible to insure ;

•          changes in zoning, building codes and ordinances, environmental considerations and other factors may make it impossible or impracticable, to use insurance proceeds to replace damaged or destroyed improvements at a property ;

•          insurance coverage is part of blanket insurance policies in which losses on properties in which we have no ownership interest could reduce significantly or eliminate the coverage available on our properties ; and

•          the deductibles applicable to one or more buildings at a property may be greater than the losses sustained at such buildings.

If our insurance coverage is insufficient to cover losses sustained as a result of one or more casualty events, our operating results and the value of our portfolio will be adversely affected.

Senior management and other key personnel are critical to our business and our future success may depend on our ability to retain them.

We depend on the services of Ambrose O Egbuonu, our president and chief executive officer, and other members of senior management to carry out our business and investment strategies. Although Mr. Egbuonu devotes substantially all of his business time to our affairs, he devotes a limited amount of his business time to entities affiliated with us. In addition to Mr. Egbuonu, only two other executive officers, Creas Nwokeabia, our executive vice president, and martin Nwaege, a vice president and our chief financial officer, devote all or substantially all of their business time to us. Many of our executives (i) provide Services (see Item 1 "Business-Our Structure") to us and/or (ii) share their services on a part-time basis with entities affiliated with us and located in the same executive offices pursuant to a shared services agreement. We rely on part-time executive officers to provide certain services to us, including legal and certain accounting services, since we do not employ full-time executive officers to handle these services. If the shared services agreement is terminated or the executives performing Services are unwilling to continue to do so, we will have to obtain such services from other sources or hire employees to perform them. We may not be able to replace these services or hire such employees in a timely manner or on terms, including cost and level of expertise, that are equivalent to or better than those we receive pursuant to the Services and the shared services agreement.

In addition, in the future we may need to attract and retain qualified senior management and other key personnel, both on a full-time and part-time basis. The loss of the services of any of our senior management or other key personnel or our inability to recruit and retain qualified personnel in the future, could impair our ability to carry out our business and our investment strategies.

We do not carry key man life insurance on members of our senior management.

Bankruptcy or Defaults of Our Counterparties Could Adversely Affect Our Performance.

We have relationships with and, from time to time, we execute transactions with or receive services from many counterparties, such as general contractors engaged in connection with our development activities. As a result, bankruptcies or defaults by these counterparties or their subcontractors could result in services not being provided, projects not being completed on time, or on budget, or at all, or volatility in the financial markets and economic weakness could affect the counterparties’ ability to complete transactions with us as intended, both of which could result in disruptions to our operations that may adversely affect our financial condition and results of operations.

The occurrence of cyber incidents, or a deficiency in our cybersecurity, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our reputation and business relationships, all of which could negatively impact our financial results.

A cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt payment collections and operations, corrupt data or steal confidential information, including information regarding our residents, prospective residents, employees and employees’ dependents.

Despite system redundancy, the implementation of security measures, required employee awareness training and the existence of a disaster recovery plan for our internal information technology systems, our systems and systems maintained by third party vendors with which we do business are vulnerable to damage from any number of sources.  We face risks associated with security breaches, whether through cyber attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to emails, phishing attempts or other scams, persons inside our organization or persons/vendors with access to our systems and other significant disruptions of our information technology networks and related systems, including property infrastructure.  Our information technology networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations.  Even the most well-protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected.  Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is impossible for us to entirely mitigate this risk.

We collect and hold personally identifiable information of our residents and prospective residents in connection with our leasing activities, and we collect and hold personally identifiable information of our employees and their dependents.  In addition, we engage third party service providers that may have access to such personally identifiable information in connection with providing necessary information technology and security and other business services to us.  Our third party service providers may contain defects in design or other problems that could unexpectedly compromise personally indentifiable information.  Although we make efforts to maintain the security and integrity of these types of information technology networks and related systems and we have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging.

We address potential breaches or disclosure of this confidential personally identifiable information by implementing a variety of security measures intended to protect the confidentiality and security of this information including (among others):  (a) engaging reputable, recognized firms to help us design and maintain our information technology and data security systems; (b) conducting periodic testing and verification of information and data security systems, including performing ethical hacks of our systems to discover where any vulnerabilities may exist; and (c) providing periodic employee awareness training around phishing and other scams, malware and other cyber risks.  We also maintain cyber liability insurance to provide some coverage for certain risks arising out of data and network breaches (see further discussion on cyber liability insurance below).  However, there can be no assurance that these measures will prevent a cyber incident or that our cyber liability insurance coverage will be sufficient in the event of a cyber incident.

A breach or significant and extended disruption in the function of our systems, including our primary website, could damage our reputation and cause us to lose residents and revenues, generate third party claims, result in the unintended and/or unauthorized public disclosure or the misappropriation of proprietary, personally identifiable and confidential information and require us to incur significant expenses (such as remediation costs, litigation and legal costs, and additional cybersecurity protection costs) to address and remediate or otherwise resolve these kinds of issues.  We may not be able to recover these expenses in whole or in any part from our service providers, our insurers or any other responsible parties.  As a result, there can be no assurance that our financial results would not be adversely impacted.

Litigation risk could affect our business.

We may become involved in legal proceedings, including but not limited to, proceedings related to consumer, shareholder, securities, employment, environmental, development, condominium conversion, tort, eviction and commercial legal issues (any of which could result in a class action lawsuit) that, if decided adversely to or settled by us, could result in liability material to our financial condition or results of operations.   Additionally, we may incur liability if our properties are not constructed and operated in compliance with the accessibility provisions of the Americans with Disabilities Act, the Fair Housing Act or other federal, state or local requirements.  Noncompliance could result in fines, subject us to lawsuits and require us to remediate or repair the noncompliance.

Compliance or Failure to Comply with the Americans with Disabilities Act of 1990 or Other Safety Regulations and Requirements Could Result in Substantial Costs.

The Americans with Disabilities Act generally requires that public buildings, including our properties, be made accessible to disabled persons. Noncompliance could result in the imposition of fines by the federal government or the award of damages to private litigants. From time to time, claims may be asserted against us with respect to some of our properties under the Americans with Disabilities Act. If, under the Americans with Disabilities Act, we are required to make substantial alterations and capital expenditures in one or more of our properties, including the removal of access barriers, it could adversely affect our financial condition and results of operations.

Our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements and federal, state and local accessibility requirements in addition to those imposed by the Americans with Disabilities Act. If we fail to comply with these requirements, we could incur fines or private damage awards. We do not know whether existing requirements will change or whether compliance with future requirements will require significant unanticipated expenditures that could adversely affect our financial condition or results of operations.

Environmental problems are possible and can be costly.

Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at such property.  The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination.  These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants.  Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred.  In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site.

Substantially all of our properties have been the subject of environmental assessments completed by qualified independent environmental consulting companies.  While these environmental assessments have not revealed, nor are we aware of, any environmental liability that our management believes would have a material adverse effect on our business, results of operations, financial condition or liquidity, there can be no assurance that we will not incur such liabilities in the future.

We are aware that some of our properties have pre-existing building materials, such as lead paint or asbestos, and have implemented an operations and maintenance program at each of those properties.  While we do not currently anticipate that we will incur any material liabilities as a result of these pre-existing building materials, there can be no assurance that we will not incur such liabilities in the future.

There have been a number of lawsuits against owners and managers of multifamily properties alleging personal injury and property damage caused by the presence of mold in residential real estate.  While we have adopted programs designed to minimize the existence of mold in any of our properties as well as guidelines for promptly addressing and resolving reports of mold to minimize any impact mold might have on our residents or the property, should mold become an issue in the future, our financial condition or results of operations may be adversely affected.

We cannot be assured that existing environmental assessments of our properties reveal all environmental liabilities, that any prior owner of any of our properties did not create a material environmental condition not known to us, or that a material environmental condition does not otherwise exist as to any of our properties.

Our Properties May Contain or Develop Harmful Mold or Suffer from Other Indoor Air Quality Issues, Which Could Lead to Liability for Adverse Health Effects or Property Damage or Cost for Remediation.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants or to increase ventilation, which could adversely affect our results of operations and cash flow. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants or others if property damage or personal injury occurs.

Failure to Succeed in New Markets May Limit Our Growth.

We have acquired in the past, and we may acquire in the future if appropriate opportunities arise, rental properties that are outside of our existing markets. Entering into new markets may expose us to a variety of risks, and we may not be able to operate successfully in new markets. These risks include, among others:

	inability to accurately evaluate local propertie market conditions and local economies;
	inability to hire and retain key personnel;

	lack of familiarity with local governmental and permitting procedures; and
	inability to achieve budgeted financial results.

Damage from catastrophic weather and other natural events and climate change could result in losses to the Company.

Certain of our properties will be located in areas that may experience catastrophic weather and other natural events from time to time, including fires, snow or ice storms, windstorms or hurricanes, earthquakes, flooding or other severe weather.  These adverse weather and natural events could cause substantial damages or losses to our properties which could exceed our insurance coverage and may result in a decrease in demand for properties located in these areas or affected by these conditions.  Furthermore, the potential impact of climate change, increased severe weather or earthquakes could cause a significant increase in insurance premiums and deductibles, or a decrease in the availability of coverage, either of which could expose the Company to even greater uninsured losses which may adversely affect our financial condition or results of operations.

In the event of a loss in excess of insured limits, we could lose our capital invested in the affected property, as well as anticipated future revenue from that property.  We could also continue to be obligated to repay any mortgage indebtedness or other obligations related to the property.  Any such loss could materially and adversely affect our business and our financial condition and results of operations.

In addition, changes in government legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of our existing properties and could also require us to spend more on our development properties without a corresponding increase in revenues.

Actual or Threatened Terrorist Attacks May Have an Adverse Effect on Our Business and Operating Results and Could Decrease the Value of Our Assets.

Actual or threatened terrorist attacks and other acts of violence or war could have an adverse effect on our business and operating results. Attacks that directly impact one or more of our rental properties could significantly affect our ability to operate those communities and thereby impair our ability to achieve our expected results. Further, our insurance coverage may not cover all losses caused by a terrorist attack. In addition, the adverse effects that such violent acts and threats of future attacks could have on the U.S. economy could similarly have an adverse effect on our financial condition and results of operations.

Non-performance by our operating counterparties could adversely affect our performance.

We have relationships with and, from time to time, we execute transactions with or receive services from many counterparties.  As a result, defaults by counterparties could result in services not being provided, or volatility in the financial markets could affect counterparties’ ability to complete transactions with us as intended, both of which could result in disruptions to our operations that may adversely affect our business and results of operations.

Risks Related to Regulation

Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability and the inability of our future tenants to execute our respective business plans.

Cannabis is a Schedule I controlled substance under the CSA. Even in those jurisdictions in which the manufacture and use of cannabis has been legalized at the state level, the possession, use and cultivation all remain violations of federal law that are punishable by imprisonment, substantial fines and forfeiture. Moreover, individuals and entities may violate federal law if they intentionally aid and abet another in violating these federal controlled substance laws, or conspire with another to violate them. The U.S. Supreme Court has ruled in United States v. Oakland Cannabis Buyers' Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize the sale, possession and use of cannabis, even for medical purposes. We would likely be unable to execute our business plan if the federal government were to strictly enforce federal law regarding cannabis.

In January 2018, the DOJ rescinded certain memoranda, including the so-called “Cole Memo” issued on August 29, 2013 under the Obama Administration, which had characterized enforcement of federal cannabis prohibitions under the CSA to prosecute those complying with state regulatory systems allowing the use, manufacture and distribution of medical cannabis as an inefficient use of federal investigative and prosecutorial resources when state regulatory and enforcement efforts are effective with respect to enumerated federal enforcement priorities under the CSA. The impact of the DOJ's recent rescission of the Cole Memo and related memoranda is unclear, but may result in the DOJ increasing its enforcement actions against the regulated cannabis industry generally, including our future tenants and us.

Congress previously enacted an omnibus spending bill that includes a provision prohibiting the DOJ (which includes the DEA) from using funds appropriated by that bill to prevent states from implementing their medical-use cannabis laws. This provision, however, expires on September 30, 2019, and must be renewed by Congress. In USA vs. McIntosh, the U.S. Court of Appeals for the Ninth Circuit held that this provision prohibits the DOJ from spending funds from relevant appropriations acts to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. However, the Ninth Circuit's opinion, which only applies to the states of Alaska, Arizona, California, Hawaii, and Idaho, also held that persons who do not strictly comply with all state laws and regulations regarding the distribution, possession and cultivation of medical-use cannabis have engaged in conduct that is unauthorized, and in such instances the DOJ may prosecute those individuals. Furthermore, while we target the acquisition of medical-use cannabis facilities, our leases do not prohibit cannabis cultivation for adult-use that is permissible under the state and local laws where our facilities are located, such as in California, Colorado, Massachusetts and Michigan. Consequently, certain of our future tenants currently (and additional tenants may in the future) cultivate adult-use cannabis in our medical-use cannabis facilities, as permitted by such state and local laws now or in the future, which may in turn subject the tenant, us and our properties to greater and/or different federal legal and other risks as compared to facilities where cannabis is cultivated exclusively for medical use, including not providing protection under the Congressional spending bill provision described above.

Additionally, financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the Bank Secrecy Act. The penalties for violation of these laws include imprisonment, substantial fines and forfeiture. Prior to the DOJ's rescission of the Cole Memo, supplemental guidance from the DOJ issued under the Obama administration directed federal prosecutors to consider the federal enforcement priorities enumerated in the Cole Memo when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. With the rescission of the Cole Memo, there is increased uncertainty and added risk that federal law enforcement authorities could seek to pursue money laundering charges against entities or individuals engaged in supporting the cannabis industry.

Federal prosecutors have significant discretion and no assurance can be given that the federal prosecutor in each judicial district where we purchase a property will not choose to strictly enforce the federal laws governing cannabis production or distribution. Any change in the federal government's enforcement posture with respect to state-licensed cultivation of cannabis, including the enforcement postures of individual federal prosecutors in judicial districts where we purchase properties, would result in our inability to execute our business plan, and we would likely suffer significant losses with respect to our investment in cannabis facilities in the United States, which would adversely affect the trading price of our securities. Furthermore, following any such change in the federal government's enforcement position, we could be subject to criminal prosecution, which could lead to imprisonment and/or the imposition of penalties, fines, or forfeiture.

Certain of our future tenants engage in operations for the adult-use cannabis industry in addition to or in lieu of operations for the medical-use cannabis industry, and such tenants, we and our properties may be subject to additional risks associated with such adult-use cannabis operations.

We expect that leases that we enter into with future tenants at other properties we acquire will not, prohibit cannabis cultivation for adult-use that is permissible under state and local laws where our facilities are located and certain of our future tenants are currently engaged in operations for the adult-use cannabis industry, which may subject our future tenants, us and our properties to different and greater risks, including greater prosecution risk for aiding and abetting violation of the CSA and federal laws governing money laundering. For example, the prohibition in the current omnibus spending bill that prohibits the DOJ from using funds appropriated by Congress to prevent states from implementing their medical-use cannabis laws does not extend to adult-use cannabis laws. In addition, while we may purchase properties in states that only permit medical-use cannabis at the time of acquisition, such states may in the future authorize by state legislation or popular vote the legalization of adult-use cannabis, thus permitting our future tenants to engage in adult-use cannabis operations at our properties. For example, the voters of the Commonwealth of Massachusetts passed an initiative to legalize cannabis for adult-use in 2016, having previously voted to legalize medical-use cannabis in 2012. Massachusetts began issuing licenses to operators for the sale of adult-use cannabis in July 2018. Our existing leases at our Massachusetts properties do not prohibit our future tenants from conducting adult-use cannabis cultivation, processing or dispensing that is permissible under state and local laws. Similarly, the states of California and Colorado permit licensed adult-use cannabis cultivation, processing and dispensing, and our leases with tenants in California and Colorado allow for adult-use cannabis operations to be conducted at the properties in compliance with state and local laws. In addition, Michigan voters passed an initiative in November 2018 to legalize cannabis for adult-use.

New laws that are adverse to the business of our future tenants may be enacted, and current favorable national, state or local laws or enforcement guidelines relating to cultivation and production of cannabis may be modified or eliminated in the future.

We are targeting for acquisition properties that are owned by state-licensed cultivators and producers of cannabis. Relevant state or local laws may be amended or repealed, or new laws may be enacted in the future to eliminate existing laws permitting cultivation and production of cannabis. If our future tenants were forced to close their operations, we would need to replace those tenants with tenants who are not engaged in the cannabis industry, who may pay significantly lower rents. Moreover, any changes in state or local laws that reduce or eliminate the ability to cultivate and produce cannabis would likely result in a high vacancy rate for the kinds of properties that we seek to acquire, which would depress our lease rates and property values. In addition, we would realize an economic loss on any and all improvements made to properties that were specific to the cannabis industry.

Our ability to grow our business depends on state laws pertaining to the cannabis industry.

Continued development of the medical-use cannabis industry depends upon continued legislative authorization of cannabis at the state level. The status quo of, or progress in, the regulated medical-use cannabis industry is not assured and any number of factors could slow or halt further progress in this area. While there may be ample public support for legislative action permitting the manufacture and use of cannabis, numerous factors impact the legislative process. For example, many states that voted to legalize medical and/or adult-use cannabis have seen significant delays in the drafting and implementation of industry regulations and issuance of licenses. In addition, burdensome regulation at the state level could slow or stop further development of the medical-use cannabis industry, such as limiting the medical conditions for which medical cannabis can be recommended by physicians for treatment, restricting the form in which medical cannabis can be consumed, imposing significant registration requirements on physicians and patients or imposing significant taxes on the growth, processing and/or retail sales of cannabis, which could have the impact of dampening growth of the cannabis industry and making it difficult for cannabis businesses, including our future tenants, to operate profitably in those states. Any one of these factors could slow or halt additional legislative authorization of medical-use cannabis, which could harm our business prospects.

FDA regulation of medical-use cannabis and the possible registration of facilities where medical-use cannabis is grown could negatively affect the medical-use cannabis industry, which would directly affect our financial condition.

Should the federal government legalize cannabis for medical-use, it is possible that the U.S. Food and Drug Administration ("FDA") would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including certified good manufacturing practices, or cGMPs, related to the growth, cultivation, harvesting and processing of medical cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical-use cannabis is grown register with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the medical-use cannabis industry, including what costs, requirements and possible prohibitions may be enforced. If we or our future tenants are unable to comply with the regulations or registration as prescribed by the FDA, we and or our future tenants may be unable to continue to operate their and our business in its current form or at all.

We and our future tenants may have difficulty accessing the service of banks, which may make it difficult to contract for real estate needs.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the Bank Secrecy Act. Previous guidance issued by the FinCen, a division of the U.S. Department of the Treasury, clarifies how financial institutions can provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act. Prior to the DOJ’s announcement in January 2018 of the rescission of the Cole Memo and related memoranda, supplemental guidance from the DOJ directed federal prosecutors to consider the federal enforcement priorities enumerated in the Cole Memo when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. It is unclear what impact the rescission of the Cole Memo will have, but federal prosecutors may increase enforcement activities against institutions or individuals that are conducting financial transactions related to cannabis activities. The increased uncertainty surrounding financial transactions related to cannabis activities may also result in financial institutions discontinuing services to the cannabis industry.

Consequently, those businesses involved in the regulated medical-use cannabis industry continue to encounter difficulty establishing banking relationships, which may increase over time. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan.

The terms of our leases require that our future tenants make rental payments via check or wire transfer. The inability of our current and potential tenants to open accounts and continue using the services of banks will limit their ability to enter into triple-net lease arrangements with us or may result in their default under our lease agreements, either of which could materially harm our business and the trading price of our securities.

Owners of properties located in close proximity to our properties may assert claims against us regarding the use of the property as a medical cannabis cultivation and processing facility, which if successful, could materially and adversely affect our business.

 Owners of properties located in close proximity to our properties may assert claims against us regarding the use of our properties for medical cannabis cultivation and processing, including assertions that the use of the property constitutes a nuisance that diminishes the market value of such owner's nearby property. Such property owners may also attempt to assert such a claim in federal court as a civil matter under the Racketeer Influenced and Corrupt Organizations Act. If a property owner were to assert such a claim against us, we may be required to devote significant resources and costs to defending ourselves against such a claim, and if a property owner were to be successful on such a claim, our future tenants may be unable to continue to operate their business in its current form at the property, which could materially adversely impact the tenant's business and the value of our property, our business and financial results and the trading price of our securities.

Laws and regulations affecting the regulated cannabis industry are constantly changing, which could materially adversely affect our proposed operations, and we cannot predict the impact that future regulations may have on us.

Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Applicable state laws may prevent us from maximizing our potential income.

Depending on the laws of each particular state, we may not be able to fully realize our potential to generate profit. For example, some states have residency requirements for those directly involved in the medical-use cannabis industry, which may impede our ability to contract with cannabis businesses in those states. Furthermore, cities and counties are being given broad discretion to ban certain cannabis activities. Even if these activities are legal under state law, specific cities and counties may ban them.

Assets leased to cannabis businesses may be forfeited to the federal government.

Any assets used in conjunction with the violation of federal law are potentially subject to federal forfeiture, even in states where cannabis is legal. In July 2017, the U.S. Department of Justice issued a new policy directive regarding asset forfeiture, referred to as the "equitable sharing program." Under this new policy directive, federal authorities may adopt state and local forfeiture cases and prosecute them at the federal level, allowing for state and local agencies to keep up to 80% of any forfeiture revenue. This policy directive represents a reversal of the DOJ's policy under the Obama administration, and allows for forfeitures to proceed that are not in accord with the limitations imposed by state-specific forfeiture laws. This new policy directive may lead to increased use of asset forfeitures by local, state and federal enforcement agencies. If the federal government decides to initiate forfeiture proceedings against cannabis businesses, such as the medical-use cannabis facilities that we have acquired and intend to acquire, our investment in those properties may be lost.

We may have difficulty accessing bankruptcy courts.

As discussed above, the cannabis is illegal under federal law. Therefore, there is a compelling argument that the federal bankruptcy courts cannot provide relief for parties who engage in the cannabis or cannabis related businesses. Recent bankruptcy rulings have denied bankruptcies for dispensaries upon the justification that businesses cannot violate federal law and then claim the benefits of federal bankruptcy for the same activity and upon the justification that courts cannot ask a bankruptcy trustee to take possession of, and distribute cannabis assets as such action would violate the CSA. Therefore, we may not be able to seek the protection of the bankruptcy courts and this could materially affect our business or our ability to obtain credit.

The properties that we acquire are subject to extensive regulations, which may result in significant costs and materially and adversely affect our business, financial condition, liquidity and results of operations.

Our properties are and other properties that we expect to acquire will be subject to various local laws and regulatory requirements. Local property regulations, including restrictive covenants of record, may restrict the use of properties we acquire and may require us to obtain approval from local authorities with respect to the properties that we expect to acquire, including prior to acquiring a property or when developing or undertaking renovations. Among other things, these restrictions may relate to cultivation of medical-use cannabis, the use of water and the discharge of waste water, fire and safety, seismic conditions, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not materially and adversely affect us or the timing or cost of any future acquisitions, developments or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our failure to obtain such regulatory approvals could have a material adverse effect on our business, financial condition, liquidity and results of operations.

Compliance with environmental laws could materially increase our operating expenses.

There may be environmental conditions associated with properties we acquire of which we are unaware. If environmental contamination exists on properties we acquire, we could become subject to liability for the contamination. The presence of hazardous substances on a property may materially and adversely affect our ability to sell the property and we may incur substantial remediation costs. In addition, although we may require in our leases that tenants operate in compliance with all applicable laws and indemnify us against any environmental liabilities arising from a tenant's activities on the property, we could nonetheless be subject to liability by virtue of our ownership interest and we cannot be sure that our future tenants would satisfy their indemnification obligations to us. Such environmental liability exposure associated with properties we acquire could harm our business, financial condition, liquidity and results of operations.

Risks Related to Financing Our Business

Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, banks and other financial institutions may be reluctant to enter into lending transactions with us, including secured lending, because we acquire properties used in the cultivation and production of medical-use cannabis. If this source of funding is unavailable to us, our growth may be limited and our levered return on the properties we purchase may be lower.

We expect to acquire additional real estate assets, which we intend to finance primarily through newly issued equity or debt. We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the state or federal regulatory environment relating to the medical-use cannabis industry, our own operating or financial performance or otherwise, to access capital markets on a timely basis and on favorable terms or at all.

Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions and the market's perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to borrow at attractive rates or at all, our ability to obtain capital to finance the purchase of real estate assets could be negatively impacted. In addition, banks and other financial institutions may be reluctant to enter into lending transactions with us, particularly secured lending, because we intend to acquire properties used in the cultivation and production of medical-use cannabis. If this source of funding is unavailable to us, our growth may be limited and our levered return on the properties we purchase may be lower.

If we are unable to obtain capital on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase. In addition, our ability to refinance all or any debt we may incur in the future, on acceptable terms or at all, is subject to all of the above factors, and will also be affected by our future financial position, results of operations and cash flows, which additional factors are also subject to significant uncertainties, and therefore we may be unable to refinance any debt we may incur in the future, as it matures, on acceptable terms or at all. All of these events would have a material adverse effect on our business, financial condition, liquidity and results of operations.

We have significant debt, which could have adverse consequences.

As of April 30, 2019, we had outstanding debt of approximately $500,000. This indebtedness could have adverse consequences, including, but not limited to, the following:

•	if a property is mortgaged to secure payment of indebtedness, and if we are unable to meet our mortgage obligations, we could sustain a loss as a result of foreclosure on the mortgaged property;

•	our vulnerability to general adverse economic and industry conditions is increased; and

•	our flexibility in planning for, or reacting to, changes in business and industry conditions is limited.

The mortgages on our properties subject to secured debt, our unsecured credit facilities, and the indenture under which our unsecured debt was issued, contain customary restrictions, requirements, and other limitations, as well as certain financial and operating covenants including maintenance of certain financial ratios. Maintaining compliance with these provisions could limit our financial flexibility. A default in these provisions, if uncured, could require us to repay the indebtedness before the scheduled maturity date, which could adversely affect our liquidity and increase our financing costs.

Our existing and future debt financing could result in foreclosure of our propertie communities, prevent us from making distributions on our equity, or otherwise adversely affect our liquidity.

We are subject to the risk that our cash flow from operations will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness may not be refinanced or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we fail to make required payments of principal and interest on our non-recourse debt, our lenders could foreclose on the propertie communities and other collateral securing such debt, which would result in the loss to us of income and asset value. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our communities or pay distributions.

Disruptions in the financial markets could adversely affect our ability to obtain debt financing and impact our acquisitions and dispositions.

Dislocations and liquidity disruptions in capital and credit markets could impact liquidity in the debt markets, resulting in financing terms that are less attractive to us and/or the unavailability of certain types of debt financing.  Should the capital and credit markets experience volatility and the availability of funds again become limited, or be available only on unattractive terms, we will incur increased costs associated with issuing debt instruments.  In addition, it is possible that our ability to access the capital and credit markets may be limited or precluded by these or other factors at a time when we would like, or need, to do so, which would adversely impact our ability to refinance maturing debt and/or react to changing economic and business conditions.  Uncertainty in the credit markets could negatively impact our ability to make acquisitions and make it more difficult or not possible for us to sell properties or may adversely affect the price we receive for properties that we do sell, as prospective buyers may experience increased costs of debt financing or difficulties in obtaining debt financing.  Potential continued disruptions in the financial markets could also have other unknown adverse effects on us or the economy generally and may cause the price of our securities to fluctuate significantly and/or to decline.

Any future indebtedness reduces our cash available for distribution and may expose us to the risk of default.

Payments of principal and interest on our borrowings that we may incur in the future may leave us with insufficient cash resources to operate the properties that we expect to acquire. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

	our cash flow may be insufficient to meet our required principal and interest payments;

	we may be unable to borrow additional funds as needed or on favorable terms, or at all;

	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

	to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;

	we may be forced to dispose of one or more of the properties that we expect to acquire, possibly on disadvantageous terms;

	we may default on our obligations or violate restrictive covenants, in which case the lenders may accelerate these debt obligations; and

	our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our stockholders could be materially and adversely affected.

Financial covenants could adversely affect the Company’s financial condition.

The mortgages on our properties may contain customary negative covenants that, among other things, limit our ability, without the prior consent of the lender, to further mortgage the property and to reduce or change insurance coverage.  In addition, our unsecured revolving credit facility contains certain restrictions, requirements and other limitations on our ability to incur debt.  The indentures under which a substantial portion of our unsecured debt was issued also contain certain financial and operating covenants including, among other things, maintenance of certain financial ratios, as well as limitations on our ability to incur secured and unsecured debt (including acquisition financing), and to sell all or substantially all of our assets.  Our revolving credit facility and indentures are cross-defaulted and also contain cross default provisions with other material debt.

Some of the properties were financed with tax-exempt bonds and tax credits and therefore contain certain restrictive covenants or deed restrictions, including affordability requirements.  The Company, and from time to time its consultants, monitor compliance with the restrictive covenants and deed restrictions that affect these properties.  If these compliance requirements restrict our ability to increase our rental rates to low or moderate-income residents, or eligible/qualified residents, then our income from these properties may be limited.  While we generally believe that the interest rate benefit attendant to properties with tax-exempt bonds more than outweighs any loss of income due to restrictive covenants or deed restrictions, this may not always be the case.  Some of these requirements are complex and our failure to comply with them may subject us to material fines or liabilities.

Insufficient Cash Flow Could Affect Our Debt Financing and Create Refinancing Risk.

We are subject to the risks normally associated with debt financing, including the risk that our operating income and cash flow will be insufficient to make required payments of principal and interest, or could restrict our borrowing capacity under our line of credit due to debt covenant restraints. Sufficient cash flow may not be available to make all required principal payments and still satisfy CED Capital’s distribution needs for unitholders income tax purposes. In addition, the amounts under our line of credit may not be available to us and we may not be able to access the commercial paper market if our operating performance falls outside the constraints of our debt covenants. We are also likely to need to refinance substantially all of our outstanding debt as it matures. We may not be able to refinance existing debt, or the terms of any refinancing may not be as favorable as the terms of the existing debt, which could create pressures to sell assets or to issue additional equity when we would otherwise not choose to do so. In addition, our failure to comply with our debt covenants could result in a requirement to repay our indebtedness prior to its maturity, which could have a material adverse effect on our financial condition and cash flow, and increase our financing costs and impact our ability to make distributions to CED Capital’s unitholders.

Issuances of additional equity or debt may adversely impact our financial condition .

Our capital requirements depend on numerous factors, including the rental and occupancy rates of our multifamily properties, minimum dividend requirements to our equity holders, development, redevelopment and other capital expenditures, costs of operations, and potential acquisitions. If our capital requirements vary materially from our plans, we may require additional financing earlier than anticipated. If we issue more debt, we could become more leveraged, resulting in increased risk of default on our obligations and an increase in our debt service requirements, both of which could adversely affect our financial condition and ability to access debt and equity capital markets in the future.

We may be unable to renew, repay, or refinance our outstanding debt .

We are subject to the risk indebtedness on our properties or our unsecured indebtedness will not be renewed, repaid, or refinanced when due or the terms of any renewal or refinancing will not be as favorable as the existing terms of such indebtedness. If we are unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of one or more of the properties on disadvantageous terms, which might result in losses to us. Such losses could have a material adverse effect on us and our ability to pay amounts due on our debt and make distributions to our shareholders. Furthermore, if a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, the mortgagee could foreclose on the property, appoint a receiver and exercise rights under an assignment of rents and leases, or pursue other remedies, all with a consequent loss of our revenues and asset value. Foreclosures could also create taxable income without accompanying cash proceeds.

Increases in interest rates would increase our interest expense and reduce our profitability.

We estimate that an increase in 30-day LIBOR of 100 basis points with constant credit risk spreads would reduce our net income and the amount of net income attributable to our common security holders.

If interest rates increase or credit markets tighten, it may be more difficult for us to refinance our mortgage debt at favorable rates as it matures or to secure financing for acquisitions.

Though interest rates have been at historically low levels the past several years, they have been increasing recently and may continue to increase.  Increases in interest rates, or reduced access to credit markets due, among other things, to more stringent lending requirements or our high level of leverage, may make it difficult for us to refinance our mortgage debt as it matures or limit the availability of mortgage debt, thereby limiting our acquisition and/or refinancing activities. Even in the event that we are able to secure mortgage debt on, or otherwise refinance our mortgage debt, due to increased costs associated with securing financing and other factors beyond our control, we may be unable to refinance the entire mortgage debt as it matures or be subject to unfavorable terms (such as higher loan fees, interest rates and periodic payments) if we do refinance the mortgage debt. Either of these results could reduce operating cash flow and earnings, which may adversely affect the investment goals of our stockholders.

Our degree of leverage could limit our ability to obtain additional financing.

Our degree of leverage could have important consequences to security holders.  For example, the degree of leverage could affect our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development or other general corporate purposes, making us more vulnerable to a downturn in business or the economy in general.

Mezzanine Loan Assets Involve Greater Risks of Loss than Senior Loans Secured by Income-producing Properties.

We have in the past and may in the future originate mezzanine loans, which take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. Mezzanine loans may involve a higher degree of risk than a senior mortgage secured by real property, because the security for the loan may lose all or substantially all of its value as a result of foreclosure by the senior lender and because it is in second position and there may not be adequate equity in the property. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some of or all our investment. In addition, mezzanine loans typically have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

Failure to hedge effectively against interest rates may adversely affect results of operations .

From time-to-time, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements for debt instruments and future debt issuances. These agreements involve risks, such as the risk the counterparties may fail to honor their obligations under these arrangements, and these arrangements may not be effective in reducing our exposure to interest rate changes. Failure to hedge effectively against interest rate changes could have a material adverse effect on us and our ability to make distributions to our shareholders and pay amounts due on our debt.

We May Experience a Decline in the Fair Value of Our Assets and Be Forced to Recognize Impairment Charges, Which Could Adversely Impact Our Financial Condition, Liquidity and Results of Operations and the Market Price of CED Capital’s Common Member’s Interest.

A decline in the fair value of our assets may require us to recognize an impairment against such assets under generally accepted accounting principles as in effect in the United States (“GAAP”), if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair value of such assets on the date they are considered to be impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale. If we are required to recognize asset impairment charges in the future, these charges could adversely affect our financial condition, liquidity, results of operations and the per share trading price of CED Capital’s common Member’s Interest.

Derivatives and hedging activity could adversely affect cash flow.

In the normal course of business, we use derivatives to manage our exposure to interest rate volatility on debt instruments, including hedging for future debt issuances.  At other times we may utilize derivatives to increase our exposure to floating interest rates.  We may also use derivatives to manage commodity prices in the daily operations of our business.  There can be no assurance that these hedging arrangements will have the desired beneficial impact.  These arrangements, which can include a number of counterparties, may expose us to additional risks, including failure of any of our counterparties to perform under these contracts, and may involve extensive costs, such as transaction fees or breakage costs, if we terminate them.  No strategy can completely insulate us from the risks associated with interest rate or commodity pricing fluctuations.

Interest Rate Hedging Contracts May Be Ineffective and May Result in Material Charges.

From time to time when we anticipate issuing debt securities, we may seek to limit our exposure to fluctuations in interest rates during the period prior to the pricing of the securities by entering into interest rate hedging contracts. We may do this to increase the predictability of our financing costs. Also, from time to time we may rely on interest rate hedging contracts to limit our exposure under variable rate debt to unfavorable changes in market interest rates. If the terms of new debt securities are not within the parameters of, or market interest rates fall below that which we incur under a particular interest rate hedging contract, the contract is ineffective. Furthermore, the settlement of interest rate hedging contracts has involved and may in the future involve material charges. In addition, our use of interest rate hedging arrangements may expose us to additional risks, including a risk that a counterparty to a hedging arrangement may fail to honor its obligations. Developing an effective interest rate risk strategy is complex and no strategy can completely insulate us from risks associated with interest rate fluctuations. There can be no assurance that our hedging activities will have the desired beneficial impact on our results of operations or financial condition. Termination of these hedging agreements typically involves costs, such as transaction fees or breakage costs.

Risks Associated with Capital Markets, Credit Markets, and Real Estate

Volatility in capital and credit markets, or other unfavorable changes in economic conditions, either nationally or regionally in one or more of the markets in which we operate, could adversely impact us.

The capital and credit markets are subject to volatility and disruption. We therefore may not be able to obtain new debt financing or refinance our existing debt on favorable terms or at all, which would adversely affect our liquidity, our ability to make distributions to shareholders, acquire assets and continue our development activities. Other weakened economic conditions, including job losses, high unemployment levels, stock market volatility, and uncertainty about the future, could adversely affect rental rates and occupancy levels. Unfavorable changes in economic conditions may have a material adverse impact on our cash flows and operating results.

Additional key economic risks which may adversely affect conditions in the markets in which we operate include the following:

•	local conditions, such as an oversupply of properties or other housing available for rent, or a reduction in demand for properties in the area;

•	declines in the financial condition of our residents, which may make it more difficult for us to collect rents from some residents;

•	declines in market rental rates;

•	low mortgage interest rates and home pricing, making alternative housing more affordable;

•	government or builder incentives which enable home buyers to put little or no money down, making alternative housing options more attractive;

•	regional economic downturns, including, but not limited to, business layoffs, downsizing and increased unemployment, which may impact one or more of our geographical markets; and

•	increased operating costs, if these costs cannot be passed through to our residents.

Development, redevelopment and construction risks could affect our operating results.

We may continue to develop and redevelop multi-family properties.   These activities may be exposed to   the following risks:

• we may abandon opportunities that we have already begun to explore for a number of reasons, including changes in local market conditions or increases in construction or financing costs, and, as a result, we may fail to recover expenses already incurred in exploring those opportunities;

• occupancy rates and rents at development properties may fail to meet our original expectations for a number of reasons, including changes in market and economic conditions beyond our control and the development by competitors of competing properties ;

• we may be unable to obtain, or experience delays in obtaining, necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or the delay or abandonment of development opportunities;

• we may incur costs that exceed our original estimates due to increased material, labor or other costs;

• we may be unable to complete construction and lease-up of a development project on schedule, resulting in increased construction and financing costs and a decrease in expected rental revenues;

• we may be unable to obtain financing with favorable terms, or at all, for the proposed development of a property, which may cause us to delay or abandon a development opportunity; and

• we may be unable to refinance with favorable terms, or at all, any construction or other financing obtained for a development property, which may cause us to sell the property on less favorable terms or surrender the property to the lender.

If we are unable to address effectively these and other risks associated with development projects, our financial condition and results of operations may be adversely effected.

Risks Related to Our Organization and Structure

We are dependent on our key personnel for our success.

We depend upon the efforts, experience, diligence, skill and network of business contacts of our senior management team, and our success will depend on their continued service. The departure of any of our executive officers or key personnel could have a material adverse effect on our business. If any of our key personnel were to cease their employment, our operating results could suffer. Further, we do not intend to maintain key person life insurance that would provide us with proceeds in the event of death or disability of any of our key personnel.

We believe our future success depends upon our senior management team's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of our common stock may decline.

Furthermore, we may retain independent contractors to provide various services for us, including administrative services, transfer agent services and professional services. Such contractors have no fiduciary duty to us and may not perform as expected or desired.

Our senior management team would manage our portfolio subject to very broad investment guidelines.

Our senior management team will have broad discretion over our investments, and our stockholders will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in periodic filings with the SEC. We will rely on the senior management team's ability to execute acquisitions and dispositions of medical-use cannabis facilities, subject to the oversight and approval of our board of directors. Our senior management team will be authorized to pursue acquisitions and dispositions of real estate investments in accordance with very broad investment guidelines, subject to approval of our board of directors.

Our board of directors may change our investment objectives and strategies without stockholder consent.

Our board of directors determines our major policies, including with regard to financing, growth, debt capitalization and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Our stockholders generally have a right to vote only on the following matters:

	the election or removal of directors;

	the amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

	change our name;

	change the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock;

	increase or decrease the aggregate number of shares of stock that we have the authority to issue;

	increase or decrease the number of our shares of any class or series of stock that we have the authority to issue; and

	effect certain reverse stock splits;

	our liquidation and dissolution; and

	our being a party to a merger, consolidation, sale or other disposition of all or substantially all of our assets or statutory share exchange.

All other matters are subject to the discretion of our board of directors.

We depend on our subsidiaries for cash flow and will be adversely impacted if these subsidiaries are prohibited from distributing cash to us.

We conduct, and intend to conduct, all our business operations through our subsidiaries. Accordingly, our only source of cash to fund our operations and pay our obligations are distributions from our subsidiaries. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to fund our operations. Each of our subsidiaries is or will be a distinct legal entity and, under certain circumstances, legal and contractual restrictions, may limit our ability to obtain cash from such entities. In addition, because we operate through our subsidiaries, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our subsidiaries will be able to satisfy your claims as stockholders only after all our and our subsidiaries' liabilities and obligations have been paid in full.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our Articles of Incorporation permits our board of directors to authorize us to issue additional shares of our authorized but unissued common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our Articles of Incorporation to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have the authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the terms of the classified or reclassified shares. As a result, our board of directors may establish a class or series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Severance agreements with our executive officers could be costly and prevent a change in our control.

The severance agreements that we entered into with our executive officers provide that, if their employment with us terminates under certain circumstances (including upon a change in our control), we may be required to pay them significant amounts of severance compensation, including accelerated vesting of equity awards, thereby making it costly to terminate their employment. Furthermore, these provisions could delay or prevent a transaction or a change in our control that might involve a premium paid for our common stock or otherwise be in the best interests of our stockholders.

Because of our holding company structure, we depend on our Operating Partnership and its subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of such operating subsidiary and its subsidiaries.

We are a holding company with no business operations of our own. Our only significant asset is and will be the general and limited partnership interests in our Operating Partnership. We conduct, and intend to conduct, all of our business operations through our Operating Partnership. Accordingly, our only source of cash to pay our obligations is distributions from our Operating Partnership and its subsidiaries of their net earnings and cash flows. We cannot assure our stockholders that our Operating Partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders from cash flows from operations. Each of our Operating Partnership's subsidiaries is or will be a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations of our Operating Partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our Operating Partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and our Operating Partnership's and its subsidiaries' liabilities and obligations have been paid in full. Furthermore, U.S. bankruptcy courts have generally refused to grant bankruptcy protections to cannabis businesses.

Our Operating Partnership may issue additional limited partnership interests to third parties without the consent of our stockholders, which would reduce our ownership percentage in our Operating Partnership and would have a dilutive effect on the amount of distributions made to us by our Operating Partnership and, therefore, the amount of distributions we can make to our stockholders.

We are the sole general partner of our Operating Partnership and own, directly or through a subsidiary, 100% of the outstanding partnership interests in our Operating Partnership. We may, in connection with our acquisition of properties or otherwise, cause our Operating Partnership to issue additional limited partnership interests to third parties. Such issuances would reduce our ownership percentage in our Operating Partnership and affect the amount of distributions made to us by our Operating Partnership and, therefore, the amount of distributions we can make to our stockholders. Because our stockholders will not directly own any interest in our Operating Partnership, our stockholders will not have any voting rights with respect to any such issuances or other partnership level activities of our Operating Partnership.

If we issue limited partnership interests in our Operating Partnership in exchange for property, the value placed on such partnership interests may not accurately reflect their market value, which may dilute your interest in us.

If we issue limited partnership interests in our Operating Partnership in exchange for property, the per unit value attributable to such interests will be determined based on negotiations with the property seller and, therefore, may not reflect the fair market value of such limited partnership interests if a public market for such limited partnership interests existed. If the value of such limited partnership interests is greater than the value of the related property, your interest in us may be diluted.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

We intend to enter into indemnification agreements with each of our executive directors and officers that provide for indemnification to the maximum extent permitted by Nevada law.

The requirements of being a public company impose costs and demands upon our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

Complying with the reporting and other regulatory requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") is time-consuming and costly. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have committed additional resources and provided additional management oversight. We expect these resources and management oversight requirements to continue. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), we benefit from certain temporary exemptions from various reporting requirements, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. In addition, we have elected under the JOBS Act to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We cannot predict or estimate the amount of additional costs we may incur as these exemptions cease to apply.

We plan to continue to operate our business so that we are not required to register as an investment company under the Investment Company Act.

We intend to engage primarily in the business of investing in real estate and we have not and do not intend to register as an investment company under the Investment Company Act. If our primary business were to change in a manner that would require us register as an investment company under the Investment Company Act, we would have to comply with substantial regulation under the Investment Company Act which could restrict the manner in which we operate and finance our business and could materially and adversely affect our business operations and results.

Risks Related to Our Common Stock

There currently is only a minimal public market for our common stock. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There currently is only a minimal public market for shares of our common stock and an active market may never develop. Our common stock is quoted on the OTC Pink Market operated by the OTC Market’s Group, Inc. under the symbol “NIHK”. We may not ever be able to satisfy the listing requirements for our common stock to be listed on any stock exchange, including the trading platforms of the NASDAQ Stock Market which are often more widely-traded and liquid markets. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by, any of the several exchanges and markets to have our common stock listed.

Some of the factors that could negatively affect the share price or result in fluctuations in the price or trading volume of our common stock include:

	our actual or projected operating results, financial condition, cash flows and liquidity or changes in business strategy or prospects;

	changes in government policies, regulations or laws;

	our ability to make acquisitions on preferable terms or at all;

	the performance of our current properties and additional properties that we acquire;

	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

	actual or anticipated accounting problems;

	publication of research reports about us, the real estate industry or the cannabis industry;

	changes in market valuations of similar companies;

	adverse market reaction to any increased indebtedness we may incur in the future;

	interest rate changes;

	additions to or departures of our senior management team;

	speculation in the press or investment community or negative press in general;
	our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

	refusal of securities clearing firms to accept deposits of our securities;

	the realization of any of the other risk factors presented in this report;

	actions by institutional stockholders;

	price and volume fluctuations in the stock market generally; and

	market and economic conditions generally, including the current state of the credit and capital markets and the market and economic conditions.

Market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your conversion price, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination, and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The application of Rule 144 creates some investment risk to potential investors; for example, existing shareholders may be able to rely on Rule 144 to sell some of their holdings, driving down the price of the shares you purchased.

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the total number of securities of the same class then outstanding (shares of common stock as of the date of this Report); or
●	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Frank I Igwealor, our majority stockholder, director and executive officer, owns a large percentage of our voting stock, which allows her to exercise significant influence over matters subject to stockholder approval.

Frank I Igwealor, our majority stockholder, director and executive officer, will have substantial influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. In particular, because our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a director, Mr. Igwealor, who controls 60% of our voting stock as of November 21, 2019, will be able to exert such influence. This shareholder may also delay or prevent a change of control or otherwise discourage a potential acquirer from attempting to obtain control of us, even if such a change of control would benefit our other shareholders. This significant concentration of stock and voting ownership may adversely affect the value of our common stock due to investors’ perception that conflicts of interest may exist or arise.

We do not intend to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the Board of Directors deems relevant. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” and we benefit from certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected, and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, which may make it more difficult for investors and securities analysts to evaluate our company. In addition, we have elected under the JOBS Act to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. If some investors find our common stock and existing preferred stock less attractive as a result, there may be a less active trading market for our common stock and existing preferred stock, and corresponding stock prices may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company,” which in certain circumstances could be up to five years.

We may enter into acquisitions and take actions in connection with such transactions that could adversely affect our business and results of operations.

Our future growth rate depends in part on our selective acquisition of additional businesses and assets. We may be unable to identify suitable targets for acquisition or make further acquisitions at favorable prices. If we identify a suitable acquisition candidate, our ability to successfully complete the acquisition would depend on a variety of factors, and may include our ability to obtain financing on acceptable terms and requisite government approvals. In addition, any credit agreements or credit facilities that we may enter into in the future may restrict our ability to make certain acquisitions. In connection with future acquisitions, we could take certain actions that could adversely affect our business, including:

●	using a significant portion of our available cash;
●	issuing equity securities, which would dilute current stockholders’ percentage ownership;
●	incurring substantial debt;
●	incurring or assuming contingent liabilities, known or unknown;
●	incurring amortization expenses related to intangibles; and
●	incurring large accounting write-offs or impairments.

We may also enter into joint ventures, which involve certain unique risks, including, among others, risks relating to the lack of full control of the joint venture, potential disagreements with our joint venture partners about how to manage the joint venture, conflicting interests of the joint venture, requirement to fund the joint venture and its business not being profitable.

In addition, we cannot be certain that the due diligence investigation that we conduct with respect to any investment or acquisition opportunity will reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. For example, instances of fraud, accounting irregularities and other deceptive practices can be difficult to detect. Executive officers, directors and employees may be named as defendants in litigation involving a company we are acquiring or have acquired. Even if we conduct extensive due diligence on a particular investment or acquisition, we may fail to uncover all material issues relating to such investment, including regarding controls and procedures of a particular target or the full scope of its contractual arrangements. We rely on our due diligence to identify potential liabilities in the businesses we acquire, including such things as potential or actual lawsuits, contractual obligations or liabilities imposed by government regulation. However, our due diligence process may not uncover these liabilities, and where we identify a potential liability, we may incorrectly believe that we can consummate the acquisition without subjecting ourselves to that liability. Therefore, it is possible that we could be subject to litigation in respect of these acquired businesses. If our due diligence fails to identify issues specific to an investment or acquisition, we may obtain a lower return from that transaction than the investment would return or otherwise subject ourselves to unexpected liabilities. We may also be forced to write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Charges of this nature could contribute to negative market perceptions about us or our shares of common stock.

Social Media Presents Risks.

The use of social media could cause us to suffer brand damage or unintended information disclosure. Negative posts or communications about us on a social networking website could damage our reputation. Further, employees or others may disclose non-public information regarding us or our business or otherwise make negative comments regarding us on social networking or other websites, which could adversely affect our business and results of operations. As social media evolves we will be presented with new risks and challenges.

Changes in U.S. Accounting Standards May Materially and Adversely Affect Our Reported Results of Operations.

Accounting for public companies in the United States is in accordance with GAAP, which is established by the Financial Accounting Standards Board (the “FASB”), an independent body whose standards are recognized by the SEC as authoritative for publicly held companies. Uncertainties posed by various initiatives of accounting standard-setting by the FASB and the SEC, which create and interpret applicable accounting standards for U.S. companies, may change the financial accounting and reporting standards or their interpretation and application of these standards that govern the preparation of our financial statements. These changes could have a material impact on our reported financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in potentially material restatements of prior period financial statements.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Form 8-K, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

As the result of the Special Preferred Shares Purchase and the change in business and operations of the Company, from provider of wireless and IP-based control solutions for the utility and hospitality industries to become a specialty real estate holding company for specialized assets including hemp and cannabis farms, dispensaries, CBD related commercial facilities, industrial and commercial real estate, and other real estate related services to the CBD and the legal cannabis industry, a discussion of the past, pre-Preferred Shares Purchase financial results of Video River Networks, Inc. is not pertinent, and under applicable accounting principles the historical financial results of Community Economic Development Capital LLC, (“CED Capital”), the accounting acquirer, prior to the Preferred Shares Purchase are considered the historical financial results of the Company.

The following discussion highlights CED Capital’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Video River Networks’ audited and unaudited financial statements contained in this Current Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Going forward, because our principal is a California Real Estate Broker, NIHK will become a leader in providing real estate focused on hemp and cannabis growth, to the public markets.

Furthermore, we are now, an internally-managed real estate holding company focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated state-licensed cannabis facilities. We plan to acquire our properties through sale-leaseback transactions and third-party purchases. We expect to lease our properties on a triple-net lease basis, where the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term, including structural repairs, maintenance, taxes and insurance.

We plan to conduct our business through a traditional umbrella partnership real estate holding company, in which our properties are owned by our Operating Partnership, directly or through subsidiaries. We shall be the sole general partner of our Operating Partnership and own, directly or through a subsidiary, 100% of the limited partnership interests in our Operating Partnership. Our property acquisitions would target all the states where medical-use marijuana has been legalized.

Basis of Presentation

Community Economic Development Capital LLC (“CEDC” or “CED Capital”) was founded through collaboration between two community-based organizations, as a California social enterprise formed on March 22, 2019.  CED Capital therefore has no audited financial statements for the fiscal years ended June 30, 2019 and 2017. Accompanying unaudited financial statements for CED Capital fiscal six months ended June 30, 2019, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Overview

Community Economic Development Capital LLC (“CEDC” or “CED Capital”) was founded through collaboration between two community-based organizations, as a California social enterprise formed on March 22, 2019.  CED Capital was founded to (1) promote and preserve affordable housing and economic development across urban neighborhoods in the United States; and (2) to be specialty real estate holding company for specialized assets including hemp and cannabis farms, dispensaries, CBD related commercial facilities, industrial and commercial real estate, and other real estate related services to the CBD and the legal cannabis industry.  To achieve its objectives, CED Capital owns, operates, acquires, renovates, develops, redevelops, disposes of, and manages specialized assets including hemp and cannabis farms, dispensaries, CBD related commercial facilities, industrial and commercial real estate, affordable housing and rental property and multi-family properties both on our own and through our investment management platform.  We focus primarily on commercial and multifamily properties located in urban and high-density suburban markets throughout the United States. Our real estate platform is internally managed with primarily focused on: (1) the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated state-licensed cannabis facilities; and (2) ownership, operation and development of multi-family affordable housing properties.

Our Real Estate investment professionals are responsible for selecting, evaluating, structuring, diligencing, negotiating, executing, managing and exiting investments, as well as pursuing operational improvements and value creation. After an initial screening process during which the investment team evaluates general business and market investment criteria, the investment team conducts a more detailed underwriting, evaluation and diligence of the investment. The regional investment teams meet once a week to discuss investments under various stages of review. Our real estate operation has one global investment review process to consider and approve all investments. The relevant team of investment professionals (i.e., the deal team) generally submits a proposed transaction for review and approval by a review or investment committee depending on the size, region and type of investment. Our investment and review committees are composed of senior leaders of the firm and select senior managers, including individuals based on the location and sector of the proposed transaction.  Considerations that the investment and review committees take into account when evaluating an investment include the quality of the business or asset in which the fund proposes to invest, likely exit strategies, factors that could reduce the value of a business or asset upon sale, environmental, social and governance, issues and macroeconomic trends in the relevant geographic region.

We acquire our commercial properties through sale-leaseback transactions and third-party purchases. We lease our properties on a triple-net lease basis, where the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term, including structural repairs, maintenance, taxes and insurance.  On both our specialized assets and affordable housing, we conduct our business through a traditional umbrella partnership real estate holding company, in which our properties are owned by our Operating Partnership, directly or through subsidiaries. We are the sole general partner of our Operating Partnership and own, directly or through a subsidiary, 100% of the limited partnership interests in our Operating Partnership. Our affordable housing targets multifamily properties in urban neighborhoods while our specialized property acquisitions target all the states where medical-use marijuana has been legalized.

Our value is primarily derived from our ownership in income producing real estate assets as well as management's track record of producing attractive returns on its investments.  In addition to our income producing real estate, we engage in development, redevelopment and value add initiatives through which we enhance cash flows or reposition asset to increase value.

Our Business Objectives and Growth Strategies

Our principal business objective is to maximize stockholder returns through a combination of (1) distributions to our stockholders, (2) sustainable long-term growth in cash flows from increased rents, which we hope to pass on to stockholders in the form of increased distributions, and (3) potential long-term appreciation in the value of our properties from capital gains upon future sale. Our primary strategy to achieve our business objective is to acquire and own a portfolio of specialized industrial properties, including medical-use cannabis facilities leased to tenants holding the requisite state licenses to operate in the regulated medical-use cannabis industry. This strategy includes the following components:



Owning Specialized Industrial Properties and Related Real Estate Assets for Income.  We intend to primarily acquire medical-use cannabis facilities from licensed growers who will continue their cultivation operations after our acquisition of the property. We expect to hold acquired properties for investment and to generate stable and increasing rental income from leasing these properties to licensed growers.



Owning Specialized Industrial Properties and Related Real Estate Assets for Appreciation.  We intend to primarily lease our acquired properties under long-term, triple-net leases. However, from time to time, we may elect to sell one or more properties if we believe it to be in the best interests of our stockholders. Accordingly, we will seek to acquire properties that we believe also have potential for long-term appreciation in value.



Expanding as Additional States Permit Medical-Use Cannabis Cultivation and Production.  We intend to acquire properties in the United States, with a focus on states that permit cannabis cultivation for medical use. As of June 30, 2019, we owned properties in nine states, and we expect that our acquisition opportunities will continue to expand as additional states legalize medical-use cannabis and license new cultivators.

	Affordable Housing. Our motto is: “acquiring distressed/troubled properties, securing generous government subsidies, empowering low-income families, and generating above-market returns to investors.”
	Preserving Financial Flexibility on our Balance Sheet. We intend to focused on maintaining a conservative capital structure, in order to provide us flexibility in financing our growth initiatives.

We believe an intense focus on operations is necessary to realize consistent, sustained earnings growth. Ensuring tenants’ satisfaction, increasing rents as market conditions allow, maximizing rent collections, maintaining property occupancy at optimal levels, and controlling operating costs comprise our principal strategies to maximize property financial results. We believe a web-based property management and revenue management systems strengthen on-site operations and allow us to quickly adjust rental rates as local market conditions change. Lease terms are generally staggered based on vacancy exposure by property type so lease expirations are matched to each property's seasonal rental patterns. We generally offer leases ranging from twelve to fifteen months with individual property marketing plans structured to respond to local market conditions. In addition, we conduct ongoing customer service surveys to help ensure timely response to tenants' changing needs and a high level of satisfaction.

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern. As discussed in this Current Report and in the notes to the CED Capital‘s financial statements, the Company's ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During the period from March 22, 2019 (inception) through June 30, 2019, the Company incurred net losses of $40,918.  Our business strategy may not be successful in funding ongoing operations and accelerating our domestic expansion, and if we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Plan of Operation for the Next Twelve (12) Months

As NIHK moves ahead to implement its business plan based on CED Capital platform, NIHK will begin to identify, acquire and internally-manage a real estate holdings focused of specialized industrial properties and CBD related real properties leased to experienced, state-licensed operators for their regulated state-licensed cannabis facilities.  We plan to acquire our properties through sale-leaseback transactions and third-party purchases. We expect to lease our properties on a triple-net lease basis, where the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term, including structural repairs, maintenance, taxes and insurance.

We plan to conduct our business through a traditional umbrella partnership real estate holding company, in which our properties are owned by our Operating Partnership, directly or through subsidiaries. We shall be the sole general partner of our Operating Partnership and own, directly or through a subsidiary, 100% of the limited partnership interests in our Operating Partnership. Our property acquisitions would target all the states where medical-use marijuana has been legalized.

NIHK through CED Capital, currently own three real properties in Los Angeles County.  The total cost of these properties as at June 30, 2019 is $1,415,739.  Because these properties are in varying stages of rehabilitation, it is expected that the eventual cost would increase far above $1,415,739 before the company could put the properties to productive use.

Using the real properties as collateral, we believe that we could always obtain the capital needed to complete the rehabilitation of these three properties.  Although there is no assurance that we would be able to put the three properties to good use such as renting them our to tenants.  If we are unable to put them to productive use, we would be forced to sell them and use the money generated from the sales to pay off the loans used to acquire them.

To effectively fund our business plan, we must raise additional capital.   But there can be no assurance that we will be able to raise the capital necessary to acquire, own or hold these specialized real properties.  Moreover, there can be no assurance that we will be able to raise the capital necessary to execute our business plan and also to acquire, own or hold specialized real properties.

Our operations will be conducted on five platforms comprising of: (1) specialized real properties; and (2) affordable housing real estate operation.  Within the next twelve months, we intend to use income generated from our three properties to hire employees that would help us to raise capital to build our company.

We intend to implement the following tasks within the next twelve months:

  Month 1-3: Phase 1 (1-3 months in duration; complete rehabilitation of three properties and put them to good use)
    Identify 4 other properties to acquire
    Sign purchase agreement with the sellers of the 4 properties identified above;
    Acquire and consolidate the revenue from those four properties.
  Month 3-6 Phase 2 (1-3 months in duration; cost control, process improvements, admin & mngt.).
    Integrate acquired properties into NIHK’s model – consolidate the management of the properties including integration of their accounting and finance systems, synchronization of their operating systems, and harmonization of their human resources functions.
    Start Crowdfund Raise of $50 million and use the proceeds to effectuate our business plan.
    Complete and file quarterly reports and other required filings for the quarter
  Month 6-9:  Phase 3 (1-3 months in duration; $5 million in estimated fund receipt)
    Identify and acquire 4 specialized properties that are complementary/similar properties or assets in the target market
  Month 9-12: Phase 4  (1-3 months duration; use acquired businesses’ free cash flow for more acquisitions)
    Run the businesses efficiently, giving employees a conducive and friendly workplace and add value to investors and shareholders by identifying and reducing excesses and also identifying and executing growth strategies
    Acquire 4 more properties especially in regions where RE is at or below their book-value.
  Operating expenses during the twelve months would be as follows:
    For the six months through June 30, 2020, we anticipate to incur general and other operating expenses of $238,000.
    For the six months through December 31, 2020 we anticipate to incur additional general and other operating expenses of $328,000.

As noted above, the execution of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Filing we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months. If we are unable to do so, our ability to continue as a going concern will be in jeopardy, likely causing us to curtail and possibly cease operations.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Even if we raise additional capital in the near future, if our current business plan is not successfully executed, our ability to fund our biopharmaceutical research and development, or our financial product deployment and services efforts would likely be seriously impaired.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Critical Accounting Estimates

We regularly evaluate the accounting estimates that we use to prepare our financial statements. A complete summary of these policies is included in the Notes to our unaudited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe that of our significant accounting policies, which are described in Note 2 to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Revenue Recognition

The Company intends to earn revenues through the sale of its app for smartphones. The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured. No revenues have been earned or recognized as of June 30, 2019. Expenses are recognized as incurred.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit and market risk consist primarily of cash and cash equivalents. Cash and cash equivalents are maintained at financial institutions and accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. At June 30, 2019, the Company had $0 of uninsured balances at these institutions.

Components of Results of Operations

Revenues

No revenues have been earned or recognized as of June 30, 2019.

Research and development

No Research and development expenses have been recognized as of June 30, 2019.

Selling, General and Administrative

Our selling, general and administrative expenses consist primarily of salaries for our executives as well as our finance, legal, human resources, and other administrative employees. In addition, general and administrative expenses include outside consulting, legal and accounting services, and facilities and other supporting overhead costs.

Proforma Results of Operations

Period ended June 30, 2019

The following table summarizes our historical consolidated statements:

VIDEO RIVER NETWORK, INC.
Unaudited Proforma Balance Sheet
June 30, 2019

	Video River Networks, Inc.	Community Economic Development LLC	Eliminations	Total
ASSETS
Cash and cash equivalents	$ -	$ 14,508		$ 14,508

Total Current Assets	$ -	$ 14,508	$ -	$ 14,508

Real Estate Holdings	$ -	$ 1,415,739	$ -	$ 1,415,739
Fixed Assets		9,126		9,126
Total assets	$ -	$ 1,439,373	$ -	$ 1,439,373

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities:
Current liabilities	$ -	$ -		$ -
Long-term liabilities	$ -	$ 1,480,291	$ -	$ 1,480,291

Total liabilities	-	1,480,291	-	1,480,291

Stockholders' deficit:
Preferred stock, $.001 par value, 1,000,000 shares authorized, 0 issued and outstanding				-
Common stock ($0.0001 par value) 200,000,000 shares authorized, no par 139,153,206 issued and outstanding on 06/30/2019, and			-	-

	139,153			139,153
Additional Paid-in Capital	18,974,719		-	18,974,719
Accumulated Deficits	(19,113,872)	(40,918)		(19,154,790)
Total stockholders' equity	-	(40,918)	0	(40,918)
Total liabilities and stockholders' equity	$ -	$ 1,439,373	$ 0	$ 1,439,373

VIDEO RIVER NETWORK, INC.
Unaudited Proforma Statements of Operations
June 30, 2019

	Video River Networks, Inc.	Community Economic Development LLC	Eliminations	Total

REVENUE
Total revenue	$ -	$ -	$ -	$ -

EXPENSES:
Rent expense		11,257		11,257
Telephone expense		552		552
Other operating expenses		29,109		29,109

Total operating expenses		40,918	-	40,918

NET LOSS FROM OPERATIONS		(40,918)	-	(40,918)

NET LOSS	$ -	$ (40,918)	$ -	$ (40,918)

Basic and diluted loss per common share	$ -	$ -		$ (0.00029)

Weighted average number of common
Shares outstanding basic and diluted	139,153,206	-	-	139,153,206

The accompanying notes are an integral part of these financial statements

For the period from March 22, 2019 (inception) to June 30, 2019

Revenues. Community Economic Development Capital LLC, , is a pre-revenue development stage company that engages in ownership and management of affordable housing and specialized real estate assets including  hemp and cannabis farms, dispensaries, CBD related commercial facilities, industrial and commercial real estate, and other real estate related services to the CBD and the legal cannabis industry. No revenues since the Company’s inception on March 22, 2019 (inception) to June 30, 2019.

Cost of Goods Sold. The Company remains in developmental stage and, in conjunction with not having any operational revenue, it has incurred no Cost of Goods and Services Sold.

General and Administrative expenses. General and administrative expenses for the period of March 22, 2019 (inception) to June 30, 2019 were $40,918.

Selling and Marketing Expenses. Selling and marketing expenses for the period of March 22, 2019 (inception) to June 30, 2019 were $0.

 Net Loss. For the foregoing reasons, our net loss was $40,918 for the period from March 22, 2019 (inception) to June 30, 2019.

Financial Condition, Liquidity and Capital Resources

For the period from March 22, 2019 (inception) to June 30, 2019

Our financial statements appearing elsewhere in this filing have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During period from March 22, 2019 (inception) to June 30, 2019, the Company incurred net losses of $40,918. Initially, we intend to finance our operations through equity and debt financings.

As at June 30, 2019, our cash and cash equivalents was $14,508.  Unless we receive additional private financing or we receive a minimum of $2,000,000 from our capital raising campaign, we will not be able to conduct our planned operations. We estimate that if we receive a minimum of $2,000,000 of private financing, our existing capital resources will permit us to conduct our planned operations for only approximately 180 days following the date of this filing. Accordingly, our business plan is dependent on our raising sufficient capital from our crowdfunding campaign. In addition, we may have to raise additional interim capital from other private sources. There can be no assurance that such needed capital will be available or even if available that it will not be extremely dilutive to the equity of potential investors.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

For the period from March 22, 2019 (inception) to June 30, 2019

Net cash used in operating activities was $40,918 for the period from March 22, 2019 (inception) to June 30, 2019; a result that was primarily related to our net loss of $40,918 for the period under review.   Our net loss was primarily attributed to office rent, telephone and internet, advertising, accounting, legal and crowdfunding campaign costs.

Net cash used in investing activities was $1,424,865.  Our investing activities primarily comprising of (1) $1,415,739 spent for the purchase of three real properties and $9,127 spent on property and equipment.

Net cash provided by financing activities was $1,480,292 for the period from March 22, 2019 (inception) to June 30, 2019; a result that was primarily related to: (1) borrowings to purchase rea estate and other fixed assets; and (2) more borrowings to finance operating expenses.

As of June 30, 2019, we had total liabilities of $1,480,291 primarily related to borrowings from our founding members, officers, directors and related parties to keep the company afloat until we are able to raise sufficient cash to repay them.  All loans from our members, officers, directors and related parties are non-interest bearing.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes.  The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  Based on this definition, we have identified the critical accounting policies and judgments addressed below.  We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in Note 2 to our consolidated financial statements.  Although we believe that our estimates, assumptions and judgments are reasonable, they are based upon information presently available.  Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.

PROPERTIES

Description of Property

The Company currently operate from an office space provided gratis by Community Economic Development Capital LLC, located at 370 Amapola Ave., Suite 200A, Torrance, CA 90501 as our corporate headquarters. The office space is not subject to a lease. As of the date of this Annual Report, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We currently do not own any real property.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As at December 10, 2019, the number of shares of common stock issued and outstanding was 169,922,436.

At October 29, 2019, prior to the initial closing of our transaction with Community Economic Development Capital LLC, we had 139,153,206 shares of common stock and 0 shares of preferred stock issued and outstanding.

On October 29, 2019, the company sold one (1) Special 2019 series A preferred share (one preferred share is convertible 150,000,000 share of common stocks) of the company for an agreed upon purchase price to Community Economic Development Capital LLC, (“CED Capital”) a California limited liability company. The Special preferred share controls 60% of the company’s total voting rights. The issuance of the preferred share to Community Economic Development Capital LLC gave to Community Economic Development Capital LLC, the controlling vote to control and dominate the affairs of the company going forward.

On November 13, 2019, the company awarded to Mr. Frank I Igwealor, 30,769,230 shares of its Common Stocks as a Sign-On Bonus related to his employment to become the President and CEO of Video River Network, Inc.

The following tables set forth information known to us as of December 10, 2019 relating to the beneficial ownership of shares of our voting securities by:

·	each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;
·	each director;
·	each named executive officer; and
·	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of Video River Networks , 370 Amapola Ave., Suite 200A, Torrance, California 90501.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

COMMON STOCK

	Amount and	Percentage
	Nature of	of
	Beneficial	Class
	Ownership(1)	Common(3)
Executive Officers and Directors:
Frank I Igwealor (2)	30,769,230	9.33%
Patience C Ogbozor (3)	0	0%

All officers and directors a group (3 group)	30,769,230	9.33%

5% Shareholders:
Frank I Igwealor (2)	30,769,230	9.33%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock held by them. Applicable percentage ownership is based on 169,922,436 shares of our Common Stock outstanding as of December 10, 2019 and the dilutive effect of the Super Preferred shares purchased by CED Capital, which is convertible to 150 million shares.

(2)	Consists of 30,769,230 shares of our Common Stock owned directly by Mr. Igwealor.

(3)	Ms. Ogbozor does not directly own shares of our Common Stocks.

PREFERRED STOCK

	Amount and Nature of Beneficial Ownership(1)		Percentage of Class Preferred
Executive Officers and Directors
Frank I Igwealor	0		0.0%
Patience C Ogbozor	0		0.0%

All officers and directors a group (3 group)	0	(2)	0.0%

5% Shareholders
CED Capital	1		100%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our preferred stock held by them. Applicable percentage ownership is based on 1 shares of our Super Preferred Stock (Preferred Stock) outstanding as of December 10, 2019.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the change of control of Video River Networks described in Item 5.01 of this Current Report on Form 8-K, the following individuals have been appointed to serve as executive officers and directors of Video River Networks:

Name	Age	Positions
Frank I Igwealor	48	Chairman of the Board of Directors, CEO, Treasurer and Director
Patience C Ogbozor	34	Director

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. Our Board of Directors appoints officers annually and each Executive Officer serves at the discretion of our Board of Directors.

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers and directors. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

The business experience during the past five years of the persons listed above as an Officer or Director of the Company either presently or during the year ended November 12, 2019 is as follows:

Frank Igwealor, CPA, CMA, JD, MBA, MSRM is an American Businessman, trader and financial manager with broad technical and management experience in accounting, finance, and business advisory.  Mr. Igwealor is a Certified Financial Manager, Certified Management Accountant, and Certified Public Accountant.

Frank has an extensive freelance consulting experience for the cannabis industry.  As a CPA, CMA, CFM consultant, Frank have provided top-level financial reporting, Accounting, SEC Reporting, Business Valuation, Mergers & Acquisitions, GAAP/ IFRS Conversion, Pre IPO/RTO Prep, 280E Tax, and Biological Assets Valuation to more than 26 cannabis businesses across 21 states.  Frank have substantial experience with Section 280E of the Internal Revenue Code, having worked for/with investors in the cannabis industry and helped them analyze the COGS and Operating expenses of dispensaries.  Frank has been part of a team that shepherded both big and small cannabis investments through the required audit and conducted all the filings to take them public through IPO, DPO or RTO transactions. I have worked with single dispensaries with cultivation as well as ROLL-UP of multiple dispensaries that wanted to achieve revenue scale at debut on the exchanges.  Frank has been an important part of the team that successfully delivered on the following:

•         Helped Cannabis business owners and investors with top-level financial reporting for SEC and Canadian Securities Exchanges (CSE), and investor consumption.

•         Consolidated dispensaries and cultivations and shepherd the consolidated holding company through GAAP and IFRS audit and get them listed on the US and Canadian exchanges.

•         Prepared complete audit packages, which includes workpapers and all necessary documentation. Frank does not do audits or any attest work. This is as a result of Sarbanes-Oxley legislation which prohibits auditors from preparing financial statements or conducting any accounting work for their clients.

•         Help dispensaries and cultivation owners to set up standardized (best practice) accounting and financial reporting systems.

•         Frank continues to have ongoing consulting project for legal-cannabis businesses such as managing the filing of Form 10-K , 10-Q and the associated audit, or just assisting on a technical accounting question such as providing a journal entry for a specific transaction.

Ms. Patience C. Ogbozor, Ptenant and CEO: Ms. Ogbozor joined Video River Networks in May 2015 as a Finance Manager and became the Ptenant and CEO in November 2018.  Ms. Ogbozor is the Chief Executive Officer, Director and controlling shareholder of the Company. Prior to joining the company, Ms. Ogbozor was with New Haven Pharmacy, Abuja, from 2013 to 2015.

Except for Patience and Frank who have spousal relationship, none of our directors are related to any of our other directors and none have any pending legal claims or litigation against them.

Committee of our Board of Directors

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function.

The functions of those committees are being undertaken by Board of Directors as a whole.  Because we have only three directors, none of whom are independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed.  Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.  Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.  In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

·	• understands generally U.S. GAAP and financial statements,
·	• is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
·	• has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
·	• understands internal controls over financial reporting, and
·	• understands audit committee functions.

EXECUTIVE COMPENSATION

VIDEO RIVER NETWORKS  COMPENSATION

The following table sets forth certain compensation information for: (i) Video River Networks’ principal executive officer or other individual serving in a similar capacity from inception to the period ended June 30, 2019; (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at June 30, 2019 whose compensation exceed $100,000; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at June 30, 2019. Compensation information is shown for the fiscal years ended June 30, 2019:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($)	Total ($)

Frank I Igwealor, Chairman and CEO	2018	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-0-	-0-	-0-	-0-

VIDEO RIVER NETWORKS INC COMPENSATION

The following table sets forth certain compensation information for: (i) Community Economic Development Capital LLC, , principal executive officer or other individual serving in a similar capacity from March 22, 2019 (inception) to June 30, 2019; (ii) Community Economic Development Capital LLC, , two most highly compensated executive officers other than its principal executive officer who were serving as executive officers at June 30, 2019 whose compensation exceed $100,000; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at June 30, 2019. Compensation information is shown from March 22, 2019 (inception) to June 30, 2019:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($)	Total ($)

Patience Ogbozor, Ptenant	2018	0	-0-	-0-	-0-	-0-	0
	2017	0	-0-	-0-	-0-	-0-	0
Frank I Igwealor,	2018	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	0	-0-	-0-	-0-	-0-

Compensation of Executive Officers

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of the new directors has received any compensation specifically for their services as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We believe that all purchases from or transactions with affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.

Policy and Procedures with Respect to Related Person Transactions

Our Board of Directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

We recognize that Related Person Transactions may raise questions among shareholders as to whether those transactions are consistent with the best interests of the Company and its shareholders. (Related Person Transaction is defined as a transaction, arrangement or relationship in which we were, are or will be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets for the last two fiscal years, and in which any Related Person (defined below) had, has or will have a direct or indirect interest.)  It is our policy to enter into or ratify Related Person Transactions only when the Board of Directors determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

“Related Person” is defined as follows:

1.	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

2.	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

3.

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

4.

any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Directors and executive officers are required to submit to the Board of Directors, acting in its role as audit committee, a list of immediate family members and a description of any current or proposed Related Person Transactions on an annual basis and provide updates during the year.

In our review of any Related Person Transactions, the Board of Directors must consider all of the relevant facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Board of Directors may participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Board of Directors will approve or ratify only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors will convey the decision to the Chief Executive Officer or the Chief Financial Officer, who will convey the decision to the appropriate persons within the Company.

Director Independence

None of our directors qualifies as independent director as defined under the NASDAQ Listing Rules.

LEGAL PROCEEDINGS

There are no legal proceedings that have occurred within the past ten years concerning our directors or officers which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Video River Networks’ Common Stock is quoted on the OTC-PINK, under the symbol “NIHK.”

Period Ended on June 30, 2019	High Bid	Low Bid
1 st Quarter	0.0009	0.0009
2 nd Quarter	0.0013	0.0010
Fiscal Year Ended on December 31, 2018	High Bid	Low Bid
1 st Quarter	0.0007	0.0007
2 nd Quarter	0.0017	0.0017
3 rd Quarter	0.0009	0.0009
4 th Quarter	0.0008	0.0004

Fiscal Year Ended on December 31, 2017	High Bid	Low Bid
1 st Quarter	0.0006	0.0006
2 nd Quarter	0.0006	0.0005
3 rd Quarter	0.0009	0.0006
4 th Quarter	0.0006	0.0003

Video River Networks’ Common Stock is traded sporadically and has a very limited volume so the prices reflected above may not be indicative of actual prices if volume were to increase. All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions with retail customers.

Since its inception, Video River Networks has not paid any dividends on its Common Stock.

At December 10, 2019, Video River Networks had approximately 172 stockholders of record and 169,922,436 shares of its Common Stock issued and outstanding.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - “Unregistered Sales of Equity Securities” of this Current Report.

DESCRIPTION OF SECURITIES

Video River Networks’ authorized capital stock consists of 200,000,000 shares, of which 169,922,436 shares are common stock, par value $0.001.  As of December 10, 2019, after giving effect to the transaction involving Community Economic Development Capital LLC., there were 139,153,206 shares of Video River Networks’ common stock outstanding.

Common Stock

Subject to certain limitations discussed below, holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Subject to certain limitations discussed below, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The board of directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by current stockholders.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Lock-Up/Leak-Out Agreements

Each Video River Networks  Shareholder that receives 100,000 or more shares of our Common Stock pursuant to the Preferred Shares Purchase will execute 2-year lock-up/leak-out agreement with us which will provide that their shares will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred, except that, beginning one year after the date of the closing of the Preferred Shares Purchase, such Video River Networks  Shareholder will be permitted to sell up to 3% of the shares of our Common Stock he or she received pursuant to the Preferred Shares Purchase in any given 90 day period. All lock-up/leak-out restrictions will expire 24 months after the closing of the Preferred Shares Purchase.

Preferred Stock

On October 29, 2019, the company sold one (1) Special 2019 series A preferred share (one preferred share is convertible 150,000,000 share of common stocks) of the company for an agreed upon purchase price to Community Economic Development Capital LLC, a California limited liability company.   The Special preferred share controls 60% of the company’s total voting rights.  The issuance of the preferred share to Community Economic Development Capital LLC gave to Community Economic Development Capital LLC, the controlling vote to control and dominate the affairs of the company going forward.  The purchase was made pursuant to the exemption from registration including, but not limited to, Section 506 of Reg. D and Section 4.1.

The securities described immediately above were issued to investors in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as set forth in Section 4(2) under the Securities Act of 1933 and Rule 504, 505 or 506 of Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering, to the extent an exemption from such registration was required. The purchaser of the securities described immediately above this paragraph represented to us in connection with their purchase that they were accredited investors and were acquiring the shares for investment purposes only and not for distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time.

The purchasers received written disclosures that the securities had not been registered under the Securities Act of 1933 and that any resale must be made pursuant to a registration statement or an available exemption from such registration. Each participant in the offering or offerings described above was given access to full and complete information regarding us, together with the opportunity to meet with our officers and directors for purposes of asking questions and receiving answers in order to facilitate such participant's independent evaluation of the risks associated with the purchase of our securities.

Transfer Agent

Video River Networks’ transfer agent is

ISSUER DIRECT CORPORATION

1981 Murray Holladay Rd Suite 100, SLC UT 84117

Phone 801-272-9294;  Fax 801-277-3147;  www.issuerdirect.com

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference, previous Form 8-K filed on November 01, 2019.

Item 5.01     Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference, previous Form 8-K filed on November 01, 2019.

Except as described herein, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02

Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference, previous Form 8-K filed on November 01, 2019.

Item 9.01

Financial Statements and Exhibits

Reference is made to the shares that Community Economic Development Capital LLC,   acquired under the Preferred Shares Purchase Agreement, as described in Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference. As a result of the consummation of the transactions described in Item 2.01, our primary operations consist of the business and operations of Community Economic Development Capital LLC,   Accordingly, we are presenting the financial statements of Community Economic Development Capital LLC, for the period ended June 30, 2019

(a)

Financial statements of business acquired.

The unaudited consolidated financial statements of Community Economic Development Capital LLC, as of June 30, 2019 including the notes to such financial statements, are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

(b)

Pro forma financial information.

The following unaudited pro forma condensed consolidated financial statements of Video River Networks , giving effect to Video River Networks ’s acquisition of Community Economic Development Capital LLC, are attached as Exhibit 99.3 and incorporated herein by reference.

(1) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2019; and

(2) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the period ended June 30, 2019.

(c) Exhibits

Exhibit	Description

2.1*	Preferred Shares Purchase Agreement, dated October 29, 2019, by and among Video River Networks and Community Economic Development Capital LLC.
3.1*	Articles of Incorporation (Amended)
3.2	Bylaws of Video River Networks, Inc . (Incorporated by reference to Form 10-Q/A filed August 17, 2004)

10.1*	Sign-On Bonus Agreement.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIDEO RIVER NETWORKS, INC..

Date: December 11, 2019	By:	/S/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, CFM, MBA, MSRM President and CEO